UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment #1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2011
Date of Report (Date of earliest event reported)

SONO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51583 (Commission File Number)	98-0441019 (IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada 89706 (Address of principal executive offices)	89706 (Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 26, 2011, Sono Resources, Inc. (the "Company") filed a current report on Form 8-K (the "Original Filing") with the Securities and Exchange Commission (the "Commission") indicating that the Company was not a shell company. The Company has determined that at the time of the Original Filing on July 26, 2011, the Company was a shell company, as defined in Rule 12b-2 of the Exchange Act, and is now filing this current report on Form 8-K/A (the "Form 8-K/A") in order to include the required Form 10 information, financials and other information for a shell company transaction.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entries into a Material Definitive Agreement

Effective on July 22, 2011, Sono Resources, Inc. (the "Company") entered into a fourth amending agreement (the "Fourth Amending Agreement") with Tignish (PTY) Ltd. ("Tignish") and Bonnyridge (PTY) Ltd. ("Bonnyridge"), amending that certain Share Purchase Agreement dated March 14, 2011 (the "Share Purchase Agreement"), as amended on April 20, 2011, as further amended on May 18, 2011 and as further amended on June 15, 2011. The Fourth Amending Agreement amends certain sections of the Share Purchase Agreement to clarify certain provisions with respect to consideration. A copy of the Fourth Amending Agreement was attached as Exhibit 10.1 to the Company's current report on Form 8-K filed with the SEC on July 27, 2011.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective July 25, 2011, the Company completed the acquisition from Tignish of 95% of the issued and outstanding shares of Bonnyridge, which is the legal and beneficial owner of three mineral license blocks located in northwestern Botswana, Africa. Both Tignish and Bonnyridge are companies incorporated under the laws of Botswana. Tignish was the registered and beneficial owner of 950 common shares of Bonnyridge (the "Purchased Shares"), representing 95% of the issued and outstanding shares of Bonnyridge. Pursuant to the Share Purchase Agreement, as amended (as described above under Item 1.01) Tignish has sold, and the Company has purchased, the Purchased Shares for the following consideration: (i) an initial cash payment of $200,000; (ii) a further cash payment of $100,000; and (iii) 6,500,000 restricted common shares of the Company. In order for Bonyridge to maintain its property interests, it continued to be obligated to provide Tignish with $900,000 payable in three instalments of $300,000 per year over a three-year period. As such, the Company became obligated to pay such $900,000 in cash over a three-year period ($300,000 of which was covered by the two cash payments described above).

The securities of our company issued to Tignish upon the closing of the Share Purchase Agreement have not been registered under the Securities Act (as defined below), or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act. The securities may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements.

The foregoing description of the Share Purchase Agreement and the four amending agreements do not purport to be complete and are qualified in their entirety by reference to the Share Purchase Agreement and the four amending agreements that were filed as exhibits to the Company's current reports on Form 8-K filed with the SEC on April 7, 2011, April 29, 2011, May 25, 2011, June 21, 2011 and July 27, 2011, respectively, and incorporated by reference herein.

Effective on August 11, 2011, we entered into an agreement in principle to acquire the remaining 5% of the shares of Bonnyridge to hold 100% of the shares. Sono has now acquired the remaining 5% of the shares by paying $100,000 in cash (paid September 7, 2011) and issuing 1,000,000 additional shares from treasury (issued August 30, 2011); thereby also eliminating the additional cash payments of $600,000, which had been required under the Share Purchase Agreement described above.

The foregoing description of the agreement in principle does not does not purport to be complete and is qualified in its entirety by reference to the agreement in principle which was filed as an exhibit to the Company's current report on Form 8-K filed with the SEC on August 17, 2011, and is incorporated by reference herein.

As a result of the closing of the Share Purchase Agreement and the agreement in principle, Bonnyridge has become our direct 100% owned subsidiary.

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this current report under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this current report. Forward-looking statements in this current report include, among others, statements regarding:

  our capital needs;

  business plans; and

  expectations.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Some of the risks and assumptions include:

  our need for additional financing;

  our limited operating history;

  our history of operating losses;

  our exploration activities may not result in commercially exploitable quantities of ore on our current or any future mineral properties;

  the risks inherent in the exploration for minerals such as geologic formation, weather, accidents, equipment failures and governmental restrictions;

  the competitive environment in which we operate;

  changes in governmental regulation and administrative practices;

  our dependence on key personnel;

  conflicts of interest of our directors and officers;

  our ability to fully implement our business plan;

  our ability to effectively manage our growth; and

  other regulatory, legislative and judicial developments.

We advise the reader that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Important factors that you should also consider, include, but are not limited to, the factors discussed under "Risk Factors" in this current report.

The forward-looking statements in this current report are made as of the date of this current report and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

REFERENCES

As used in this current report: (i) the terms "we", "us", "our", "Sono" and the "Company" mean Sono Resources Inc.; (ii) "SEC" refers to the Securities and Exchange Commission; (iii) "Securities Act" refers to the United States Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

BUSINESS

Name, Incorporation and Principal Offices

We were incorporated under the laws of the State of Nevada on April 5, 2004 under the name "Revelstoke Industries, Inc." for the purpose of reclaiming and stabilizing land in preparation for construction in Canada. Effective November 27, 2006, we changed our name to "Geneva Gold Corp." Subsequently, effective March 1, 2007, we changed our name to "Geneva Resources, Inc." On February 10, 2011 we merged with our wholly-owned subsidiary, Sono Resources, Inc., pursuant to Articles of Merger that the Company filed with the Nevada Secretary of State. This merger became effective March 11, 2011 and we changed our name to Sono Resources, Inc. We are an exploration stage enterprise, as defined in FASB ASC 915 "Development Stage Entities."

Our principal offices are located at Suite 125, 2533 N. Carson Street, Carson City, Nevada 89706; our telephone number is (775) 348-9330.

Overview

We are currently engaged in the business of exploration of precious metals with a focus on the exploration and development of gold deposits in North America and internationally. Our mineral interests consist mainly of option agreements on exploration stage properties as discussed below. We have not established any proven or probable reserves on our mineral property interests.

Mineral Properties

Vilcoro Gold Property

On February 23, 2007, we entered into a Property Option Agreement with St. Elias Mines Ltd., ("St. Elias") a publicly traded company on the TSX-V exchange, to acquire not less than an undivided 66% legal, beneficial and registerable interest in certain mining leases in Peru comprised of approximately 600 hectares in Peru.

On December 1, 2007, we entered into an extension agreement with St. Elias (the "December Extension Agreement"). The December Extension Agreement (i) acknowledged that in accordance with the terms and provisions of the Property Option Agreement, we must incur and pay exploration expenditures of not less than $500,000 prior to January 17, 2008, and (ii) provided an extension until March 31, 2008 to incur and pay such Exploration Expenditures. On June 4, 2008, an indefinite extension was granted by St. Elias to pay such Exploration Expenditures, based on the Operator's work on schedule.

Under the terms of the Property Option Agreement, and in order to exercise its Option to acquire the properties, we were required to make the following non-refundable cash payments to St. Elias totaling $350,000 in the following manner:

1.	Payment of $50,000 in cash (paid).
2.

The second payment of $100,000 in cash and issuance of 12,500 shares of the Company's common stock were due on or before the twelve month anniversary of the signing of the Property Option Agreement (paid and issued).

3.	The third payment of $200,000 in cash was due on or before the twenty fourth month anniversary of the signing of the Property Option Agreement.

We were also required to incur costs totaling $2,500,000 as follows:
1.

expenditures of $500,000 were to be incurred on or before the twelve month anniversary (subsequently indefinitely extended as described above) of the signing of the Property Option Agreement. ($551,000 was incurred from the inception of the agreement through May 31, 2009;

2.

expenditures of $750,000 were to be incurred on or before the twenty-fourth-month anniversary (subsequently indefinitely extended as described above) of the signing of the Property Option Agreement; and

3.	expenditures of $1,250,000 were to be incurred on or before the thirty-sixth-month anniversary (subsequently indefinitely extended as described above) of the signing of the Property Option Agreement.

Also under the terms of the Property Option Agreement, St. Elias would be the operator of the properties and would receive an 8% operator fee on all exploration expenditures. Once we exercised the Option defined above, we agreed to pay 100% of all ongoing exploration, development and production costs until commercial production and we had the right to receive 100% of any cash flow from commercial production of the properties until we had recouped our production costs, after which the cash flow would be allocated 66% to us and 34% to St. Elias.

The foregoing description of the Property Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Property Option Agreement, which was filed as an Exhibit to our current report on Form 8-K filed with the SEC on February 28, 2007, and is incorporated by reference herein.

On November 10, 2008, we commenced legal proceedings in the Supreme Court of British Columbia, Canada against each of St. Elias and John Brophy, P. Geol. We sought rescission of the Property Option Agreement and the return of all funds and shares advanced by us to St. Elias. We alleged that St. Elias failed to properly discharge its duty as an operator of the Vilcoro Property and also alleged that each of St. Elias and Mr. Brophy failed to provide us with complete and accurate information relating to the ownership of the Vilcoro Property and to the ownership of the adjacent property, including failing to disclose that Mr. Brophy and his wife had an interest in the Vilcoro Property and the adjacent property. We also alleged that St. Elias used some of the exploration funds provided by us to fund the exploration of the adjoining property.

A statement of Defense was filed by St. Elias and Mr. Brophy on December 23, 2008, denying the majority of the allegations made by us. In addition St. Elias and John Brophy also filed a counterclaim against us for abuse of process and punitive damages.

On May 5, 2010, we entered into a mutual release with St. Elias pursuant to which St. Elias and we agreed to release one another from all causes of action, claims and demands of any nature of kind whatsoever arising out of or in any way related to any of the subject matter of the Statement of Claim. As part of the mutual release St. Elias agreed to return to us the 12,500 shares of common stock that we previously issued to St. Elias. On July 12, 2010, the 12,500 shares were returned to treasury and cancelled. In addition, on May 27, 2010, a consent dismissal order by all parties to the proceedings was filed in the Supreme Court of British Columbia, Canada.

Amelia and San Martin

As of November 30, 2009, we entered into a letter agreement (the "Letter Agreement") with Glenn Patrick Schmitz (the "Optionor"), in connection with the proposed acquisition of an 80% interest in thirty-nine mineral concessions located near Domyeko in Chile. In accordance with the terms and provisions of the Letter Agreement: (i) we paid the Optionor $5,000 upon execution of the Letter Agreement; (ii) we were to issue to the Optionor an aggregate of 2,000,000 shares of our restricted common stock as follows: (a) 500,000 shares as the initial tranche within thirty days of execution of a formal and definitive agreement (the "Formal Agreement"), (b) 1,000,000 shares upon the expiration of the first twelve month period after execution of the Formal Agreement, and (c) 500,000 shares upon the expiration of the second twelve month period after execution of the Formal Agreement; (iii) we were to pay the Optionor further amounts as follows: (a) $300,000 prior to the expiration of the first twelve month period after execution of the Formal Agreement, (b) an amount to be paid by us as exploration expenditures prior to expiration of the second twelve month period after execution of the Formal Agreement, which amount was to be solely and exclusively determined by us based on the first year term drilling and exploration results, and (c) an amount to be paid by us as exploration expenditures prior to expiration of the third twelve month period after execution of the Formal Agreement, which amount was to be solely and exclusively determined by us based on the second year term drilling and exploration results.

Upon completion of due diligence, we decided not to proceed with this proposed acquisition and made a request for the return of the $5,000. As of May 31, 2010, the $5,000 was written off to mineral property expenditures based on uncertainty as to collection.

Botswana Share Purchase Agreement

On March 14, 2011, we entered into a formal Share Purchase Agreement, as amended, (the "Share Purchase Agreement") with Tignish (PTY) Ltd., a Botswana company (the "Vendor"), to purchase 95 percent of the issued and outstanding shares of Bonnyridge (PTY) Ltd., also a Botswana company ("Bonnyridge"), which is the legal and beneficial owner of three mineral license blocks located in Northwestern Botswana, Africa (the "Property"). Mr. Marc P. Lindsay, a director of the Vendor and also of Bonnyridge, is the son of Paul Lindsay, who became a director of Sono on April 5, 2011.

Effective July 25, 2011, we completed the acquisition from Tignish of 950 common shares of Bonnyridge (the "Purchased Shares"), representing 95% of the issued and outstanding shares of Bonnyridge. Pursuant to the Share Purchase Agreement, Tignish has sold, and the Company has purchased, the Purchased Shares for the following consideration: (i) an initial cash payment of $200,000 (paid April 20, 2011); (ii) a further cash payment of $100,000 (paid July 29, 2011); and (iii) 6,500,000 restricted common shares of the Company (issued July 31, 2011). In order to maintain its Property interests, Bonnyridge continued to be obligated to provide the Vendor with $900,000 payable in three instalments of $300,000 per year over a three-year period. As such, Sono became obligated to pay such $900,000 in cash over a three-year period ($300,000 of which was covered by the two cash payments described above).

Effective on August 11, 2011, we entered into an agreement in principle to acquire the remaining 5% of the shares of Bonnyridge to hold 100% of the shares. Sono has now acquired the remaining 5% of the shares by paying $100,000 in cash (paid September 7, 2011) and issuing 1,000,000 additional shares from treasury (issued August 30, 2011); thereby also eliminating the additional cash payments of $600,000, which had been required under the Share Purchase Agreement described above.

Botswana Licenses Purchase and Sale Agreement

On September 14, 2011, we entered into a Purchase and Sale Agreement (the "Agreement"), dated effective September 14, 2011, with Pinette (Proprietary) Limited ("Pinette"), a company incorporated under the laws of the Republic of Botswana, and Marc Paul Lindsay, the principal and sole shareholder of Pinette. Marc P. Lindsay, a director of Pinette, is the son of Paul Lindsay, who is a director of the Company. The Agreement provides for the acquisition by the Company from Pinette of three mineral exploration licenses in Northwest Botswana totaling 1872.7 square kilometers (the "Licenses").

Pursuant to the terms of the Agreement, the consideration to be paid by the Company to Pinette for the Licenses shall consist of a cash payment of CDN$100,000 together with 250,000 shares of the Company's common stock, payable as follows:

  a refundable deposit of CDN$50,000 payable with 10 business days of execution of the Agreement (paid);

  CDN$50,000 payable on Closing (which shall be October 15, 2011 unless otherwise agreed to by the parties);

  250,000 common shares of the Company to be issued to Pinette on Closing.

As of the date of the filing of this current report on Form 8-K/A, the Agreement has not closed as the Company has not yet received the title opinions required in order to complete the Company's due diligence before closing.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed as an exhibit to the Company's current report on Form 8-K filed with the SEC on September 20, 2011, and is incorporated by reference herein.

Proposed Future Business Operations

Our current strategy is to complete further acquisitions of other mineral property opportunities which fall within the criteria of providing a geological basis for development of mining initiatives that can provide near term revenue potential and production cash flows to create expanding reserves. We anticipate that our ongoing efforts, subject to adequate funding being available, will continue to be focused on successfully concluding negotiations for additional interests in mineral properties. We plan to build a strategic base of producing mineral properties.

Our ability to continue to complete planned exploration activities and expand acquisitions and explore mining opportunities is dependent on adequate capital resources being available and further sources of debt and equity being obtained. However, there can be no assurance that further sources of debt or equity will be available or on acceptable terms.

Development of Mineral Properties

The requirement to raise further funding for mineral exploration and development for the next twelve months and beyond may be dependent on the outcome of geological and engineering testing occurring over this interval on potential properties. If future results provide the basis to continue development and geological studies indicate high probabilities of sufficient mineral production quantities, we will attempt to raise capital to further our programs, build production infrastructure, and raise additional capital for further acquisitions. This includes the following activity:

  Target further leases for exploration potential and obtain further funding to acquire new development targets.

  Review all available information and studies.

  Digitize all available factual information.

  Determine feasibility and amenability of extracting the minerals.

  Create investor communications materials, corporate identity.

  Raise funding for mineral development.

Competition

We operate in a highly competitive industry, competing with other mining and exploration companies, and institutional and individual investors, which are actively seeking metal and mineral based exploration properties throughout the world together with the equipment, labour and materials required to exploit such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively acquire prime metal and minerals exploration prospects and then exploit such prospects. Competition for the acquisition of metal and minerals exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable metal and minerals exploration properties will be available for acquisition and development.

Minerals Exploration Regulation

Our minerals exploration activities are, or will be, subject to extensive foreign laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Minerals exploration is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations may impose substantial costs on us and will subject us to significant potential liabilities. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our business operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations. In general, our exploration and production activities are subject to certain foreign regulations and may be subject to federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations does not appear to have a future material effect on our operations or financial condition to date. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. However, such laws and regulations, whether foreign or local, are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry and our current operations have not expanded to a point where either compliance or cost of compliance with environmental regulation is a significant issue for us. Costs have not been incurred to date with respect to compliance with environmental laws but such costs may be expected to increase with an increase in scale and scope of exploration.

Minerals exploration operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our business operations. Minerals exploration operations are subject to foreign, federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Minerals exploration operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, state, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. As of the date of this Annual Report, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

Research and Development Activities

No research and development expenditures have been incurred, either on our account or sponsored by customers, during the past three years.

Employees

We do not employ any persons on a full-time or on a part-time basis. Peter Wilson is our President/Chief Executive Officer and William D. Thomas is our Treasurer/Chief Financial Officer. These individuals are primarily responsible for all our day-to-day operations. Other services are provided by outsourcing, consultant, and special purpose contracts.

Subsidiaries

The Company has one wholly owned subsidiary, Bonnyridge (Pty) Ltd., a Botswana company.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this current report in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

We will need to raise additional financing to complete exploration on our properties.

We will require significant additional financing in order to continue our exploration activities. Furthermore, if the costs of any planned exploration programs are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise these required funds, or on terms satisfactory to us. The continued exploration of current and future mineral properties and the development of our business will depend upon our ability to establish the commercial viability of our precious metal and mineral properties and to ultimately develop cash flow from operations and reach profitable operations.

We currently are in the exploration stage and we have no revenue from operations and we are experiencing significant negative cash flow. Accordingly, the only other sources of funds presently available to us are through the sale of equity. We presently believe that debt financing will not be an alternative to us. Alternatively, we may finance our business by offering an interest in any of our mineral properties to be earned by another party or parties carrying out further exploration and development thereof or to obtain project or operating financing from financial institutions, neither of which is presently intended. If we are unable to obtain this additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of our precious metal and mineral properties. Further, if we are able to establish that development of our current or future precious metal and mineral properties is commercially viable, our inability to raise additional financing at this stage would result in our inability to place our mineral properties into production and recover our investment. We may not discover commercially exploitable quantities of precious metals or minerals on our current or future properties that would enable us to enter into commercial production, and achieve revenues and recover the money we spend on exploration.

Our mineral properties do not contain reserves in accordance with the definitions adopted by the Securities and Exchange Commission, and there is no assurance that any exploration programs that we carry out will establish reserves. We plan to conduct exploration activities on our mineral properties, which exploration may include the completion of feasibility studies necessary to evaluate whether a commercial mineable mineral exists on any of our properties. There is a substantial risk that these exploration activities will not result in discoveries of commercially recoverable quantities of minerals. Any determination that our properties contain commercially recoverable quantities of minerals may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economic. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that our mineral properties can be commercially developed.

Our exploration activities on our mineral properties may not be commercially successful, which could lead us to abandon our plans to develop the property and our investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of ore on our mineral properties that can then be developed into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of mineral exploration is determined in part by the following factors:

  identification of potential mineralization based on superficial analysis;

  availability of government-granted exploration permits;

  the quality of management and geological and technical expertise; and

  the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop processes to extract minerals, and to develop the mining and processing facilities and infrastructure at any chosen site. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on any of our properties to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of precious metals or minerals on our properties.

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that our inception was April 5, 2004 and, as a result, there is only limited historical financial and operating information available on which to base your evaluation of our performance. In addition, we only recently acquired the primary minerals exploration prospects and have limited experience in early stage exploration efforts.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the exploration stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred net losses totalling approximately $8,489,180 from inception (April 5, 2004) to May 31, 2011. As of May 31, 2011, we had an accumulated deficit of $8,489,180 and incurred net losses of approximately $330,570 during the fiscal year ended May 31, 2011. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that: (i) the costs to acquire additional mineral exploration claims are more than we currently anticipate; (ii) exploration and or future potential mining costs for additional claims increase beyond our expectations; or (iii) we encounter greater costs associated with general and administrative expenses or offering costs.

Future participation in an increased number of minerals exploration prospects will require substantial capital expenditures.

The uncertainty and factors described throughout this section may impede our ability to economically discover, acquire, develop and/or exploit mineral prospects. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

The financial statements for the fiscal years ended May 31, 2011 and May 31, 2010 have been prepared assuming that we will continue as a going concern, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

We will require additional funding in the future.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our exploration programs will be greatly limited. Our current plans require us to make capital expenditures for the exploration of our minerals exploration properties. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including potential production and the market prices of certain minerals. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

As part of our growth strategy, we intend to acquire additional precious metals and minerals exploration properties.

Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce positive results of exploration, or we may not complete exploration of such prospects within specified time periods which may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

We are relatively a new entrant into the precious metals and minerals exploration and development industry without profitable operating history.

Since inception, our activities have been limited to organizational efforts, obtaining working capital and acquiring a very limited number of properties. As a result, there is limited information regarding production or revenue generation. As a result, our future revenues may be limited. The business of minerals exploration and development is subject to many risks and if gold or other precious metals or other minerals are found in economic production quantities, the potential profitability of future possible mining ventures depends upon factors beyond our control. The potential profitability of mining mineral properties if economic quantities of minerals are found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) geological problems; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected grades of minerals; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations.

The risks associated with exploration and development and, if applicable, mining could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability.

We are not currently engaged in mining operations because we are in the exploration phase and have not yet proved any minerals reserves. We do not presently carry property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

Mineral exploration and development is subject to extraordinary operating risks. We currently do not insure against these risks. As a result of an uninsured event our liability may exceed our resources, which would adversely impact us.

Experience, knowledge and careful evaluation may not be able to overcome the many risks associated with exploration, development and production. Our operations are always subject to inherent hazards and risks in the exploration for mineral resources. Discovery of a mineral resource in commercially exploitable quantities, could subject our operations to all of the inherent hazards and risks associated with the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot or may not elect to insure. Such events may result in work stoppages and damage to property, including damage to the environment. It is not always possible to obtain insurance against all such risks and we may decide not to insure against certain risks as a result of high premiums or other reasons. The occurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial conditions, results of operations and cash flows and could lead to a decline in the value of our securities. Currently, we do not maintain adequate insurance coverage against operating hazards. Payment for any liability that arises from such occurrences may have a material adverse effect on us.

The mineral exploration and mining industry is highly competitive and there is no assurance that we will be successful in acquiring mineral claims or properties.

The mineral exploration and mining industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce certain minerals, but also market certain minerals and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive mineral properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low mineral market prices. Our larger competitors may be able to absorb the burden of present and future foreign, federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover productive prospects in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing mineral properties.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, economic and political trends, market fluctuations in commodity pricing and demand, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of certain minerals and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

There can be no assurance that the interests we hold in our exploration properties are free from defects.

We have investigated our rights to explore and exploit our mineral properties and, to the best of our knowledge, those rights are in good standing but no assurance can be given that such rights will not be revoked, or significantly altered, to our detriment. There can also be no assurance that our rights will not be challenged or impugned by third parties.

Licenses and permits are subject to renewal and various uncertainties.

Our current mineral exploration licenses expire on September 30, 2012. While we anticipate that renewals will be given as and when sought, there is no assurance that such renewals will be given as a matter of course and there is no assurance that new conditions will not be imposed in connection therewith.

Our business objectives may also be impeded by the costs of holding our mineral exploration licenses. License fees for mineral exploration licenses may be subject to substantial increases upon renewal. We will need to continually assess the mineral potential of each mineral exploration license, particularly if and when it must be renewed, to determine if the costs of maintaining the mineral exploration license are justified by the exploration results to date. We may require mining licenses in order to conduct mining operations and there can be no assurance that such licenses will be obtained on terms favorable to us or at all.

Mineral mining operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our business operations.

If economic quantities of certain minerals are found on any lease owned by us in sufficient quantities to warrant mining operations, such mining operations are subject to foreign, federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Mineral mining operations are also subject to foreign, federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Minerals exploration and development and mining activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.

Minerals exploration and development and potential mining operations are or will be subject to stringent federal, state, provincial, and local laws and regulations relating to improving or maintaining environmental quality. Our global operations are also subject to many environmental protection laws. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago.

Future potential mineral mining operations and current exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mineral mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance may increase with an increase in future scale and scope of operations.

We believe that our prior and future operations will comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured at the current date against possible environmental risks.

Any change in government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

Foreign currency fluctuations could affect expenses and any future earnings.

We plan to carry out exploration activities in Botswana that renders us subject to foreign currency fluctuations. While we minimize the risks associated with foreign currency fluctuations by holding essentially all of our cash and in U.S. dollars rather than the local currency, to the extent that our operations in Botswana are carried out using the local currency, any appreciation of such local currency relative to the U.S. dollar could have an adverse impact on our financial position.

We may be unable to enforce our legal rights in certain circumstances.

In the event of a dispute arising at or in respect of our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States or other jurisdictions. We may also be hindered or prevented from enforcing our rights with respect to a governmental entity or instrumentality because of the doctrine of sovereign immunity.

We may be unable to retain key employees or consultants or recruit additional qualified personnel.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Peter Wilson, our President/Chief Executive Officer and a director and William D. Thomas, our Secretary/Treasurer/Chief Financial Officer and a director. Further, we do not have key man life insurance on these individuals. We may not have the financial resources to hire a replacement if any of our officers were to die. The loss of service could therefore significantly and adversely affect our operations.

Our officers and directors may be subject to conflicts of interest.

Our officers and directors serve only part time and are subject to conflicts of interest. Each of our executive officers and directors serves only on a part time basis. Each devotes part of his working time to other business endeavors, including consulting relationships with other corporate entities, and has responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, our officers and directors may be subject to conflicts of interest.

Nevada law and our articles of incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management team.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 (the "SOX") and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team, which has some experience operating U.S. public companies, will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the US securities laws. The SEC, as required by Section 404 of the SOX, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management's assessment of the effectiveness of our internal controls over financial reporting. In addition, we may in the future be required to have an independent registered public accounting firm attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm, if required, may still decline to attest to our management's assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the SOX.

Risks Related to Our Common Stock

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We intend to retain any earnings from our operations.

Our common stock is thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Our common stock has historically been sporadically or "thinly-traded", meaning the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a thinly traded "float" and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our planned operations. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes, additions or departures of our key personnel, as well as other items discussed under this "Risk Factors" section. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The trading price of our common stock on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may have difficulty reselling their shares.

Our common stock commenced trading on approximately December 1, 2006 on the OTC Bulletin Board and the trading price has fluctuated. In addition to volatility associated with Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our exploration efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Additional issuances of equity securities may result in dilution to our existing stockholders.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock of which there are currently 33,673,278 shares issued and outstanding. The Board of Directors has the authority to issue additional shares of our capital stock up to the authorized amount to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000, not including any equity in that person's or person's spouse's primary residence, or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules promulgated by the SEC, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Since our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities

Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied the required holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading -volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

Declining economic conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions. Markets in the US and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally. The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets. Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Certain of our directors and officers are outside the United States with the result that it may be difficult for investors to enforce within the United States any judgments obtained against certain of our directors or officers.

Certain of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States.

FINANCIAL INFORMATION

Attached to this current report on Form 8-K/A are the audited financial statements for the fiscal year ended June 30, 2011 for Bonnyridge (PTY) Ltd. ("Bonnyridge") (the "Financial Statements").

Management's Discussion and Analysis

As a result of the share purchase agreement between the Company and Tignish (PTY) Ltd. consummated on July 25, 2011, the Company became a 95% majority owner of Bonnyridge, and subsequently the 100% owner, and began conducting operations through its direct operating subsidiary, Bonnyridge, a Botswana corporation operating in Botswana.

The acquisition of Bonnyridge common stock by Sono has been accounted for in accordance with the acquisition method of accounting. The accompanying financial statements are those of Bonnyridge.

The following discussion provided by management, is based on the results of operations for the year ended June 30, 2011, and should be read in conjunction with the Financial Statements and the notes thereto included elsewhere herein.

The discussion and analysis of Bonnyridge's financial condition and results of operations are based upon the Financial Statements, which have been prepared in accordance with International Financial Reporting Standards, and in the manner required by the Botswana Companies Act (Cap 42:01) and are presented in the functional currency of Botswana Pula. The preparation of these financial statements required Bonnyridge to make estimates and assumptions that affect the amounts represented in the Financial Statements and related disclosures. Use of available information and the application of judgment is inherent in the formation of estimates. Actual results in the future could differ from these estimates which may be material to the Financial Statements.

Overview

Bonnyridge was incorporated on May 6, 2009 pursuant to the laws of Botswana. As a result of the closing of the share purchase agreement on July 25, 2011, the Company became the owner of 95% of the issued and outstanding shares of Bonnyridge. Subsequently, on or around August 25, 2011, the Company acquired the remaining 5% of the issued and outstanding shares of Bonnyridge so that it is now a wholly owned subsidiary. The directors of Bonnyridge are Brian Hambleton Jones, Marc P. Lindsay and Luc Antoine.

For the Fiscal Year Ended June 30, 2011

Liquidity and Capital Resources

The operations of Bonnyridge are located in Botswana, and its accounting records are maintained in Botswana Pula ("BWP").

The Financial Statements have been prepared assuming that Bonnyridge will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should Bonnyridge be unable to continue in operation.

As at June 30, 2011, Bonnyridge's current assets were Nil and its current liabilities were 2,401,197 BWP, resulting in a working capital deficit of (2,401,197 BWP). As at June 30, 2011, Bonnyridge's total assets were 1,943,381 BWP which consisted of 1,943,381 BWP in exploration and evaluation costs incurred on its prospecting licences held in Botswana, Africa. As at June 30, 2011, Bonnyridge's current liabilities were 2,401,197 BWP consisting of loans owing to related companies.

As at June 30, 2011, Bonnyridge had a loan payable of 520,576 BWP due to Coppergate Industries Limited, which is interest free, unsecured and has no fixed repayment term. In addition, as at June 30, 2011, Bonnyridge had a loan payable of 1,690,322 BWP due to Lorelai Investments Limited, which is interest free, unsecured and has no fixed repayment term. Furthermore, as at June 30, 2011, Bonnyridge had a loan payable of 190,299 BWP due to Bikwe Minerals Development (Proprietary) Limited, which is interest free, unsecured and has no fixed repayment term. The loans consist of advances from the parties named above used to conduct the exploration work program in Botswana.

Bonnyridge's accumulated loss as at June 30, 2011 was (458,816 BWP).

Bonnyridge's primary source of funds for the year ended June 30, 2011 included loans from related companies. During the next twelve months, management anticipates exploration costs will be approximately US$1,750,000. As such, we will require additional capital in order to pursue such exploration plans. However, if we are not able to raise the required funds for such exploration plans, then we may have to delay some or all of our exploration plans. There can be no assurance that further sources of debt or equity will be available or on acceptable terms.

Results of Operations for the Fiscal Year Ended June 30, 2011

The following table sets forth Bonnyridge's results of operations for the fiscal year ended June 30, 2011.

Fiscal Year Ended
June 30,
2011
(Figures in Pula)

Operating Expenses	(458,816)
Operating Loss	(458,816)

Loss for the Year	(458,816)
Other Comprehensive Income	-
Total Comprehensive Loss	(458,816)

Bonnyridge's comprehensive loss during the fiscal year ended June 30, 2011 was (458,816 BWP). During the fiscal year ended June 30, 2011, Bonnyridge did not generate any revenues.

During the fiscal year ended June 30, 2011, Bonnyridge incurred operating expenses in the aggregate amount of 458,816 BWP consisting of: (i) 240,040 BWP for consulting fees; (ii) 165,040 BWP for accounting fees, and (iii) 43,736 BWP for travel and accommodation. This resulted in a net operating loss of 458,816 BWP during the fiscal year ended June 30, 2011. In addition, this resulted in a comprehensive loss of 458,816 BWP during the fiscal year ended June 30, 2011.

Net Cash Used in Operating Activities

Bonnyridge has not generated positive cash flows from operating activities. For the fiscal year ended June 30, 2011, net cash flow used in operating activities was (458,816 BWP). Net cash flow used in operating activities during the fiscal year ended June 30, 2011 consisted primarily of consulting fees of (240,040 BWP), accounting fees of (165,040 BWP) and travel and accommodation expenses of (43,736 BWP).

Net Cash Used in Investing Activities

During the fiscal year ended June 30, 2011, net cash flow used in investing activities was (457,816 BWP). This included (1,943,381 BWP) used to fund the exploration work program in Botswana. This was offset by cash flow provided by investing activities of 2,401,197 BWP during the fiscal year ended June 30, 2011 from loans proceeds from related companies.

Net Cash from Financing Activities

During the fiscal year ended June 30, 2011, net cash flow provided from financing activities was 1,000 BWP provided by proceeds from share issuance.

Going Concern

Bonnyridge has not attained profitable operations and is dependent upon obtaining financing to pursue any exploration activities. For these reasons Bonnyridge's auditors indicated in their report on the Financial Statements for the year ended June 30, 2011 that Bonnyridge's total liabilities exceeded its total assets by 457,816 BWP.

Off-Balance Sheet Arrangements

Bonnyridge has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

Critical Accounting Policies

The following critical accounting policies are those of Sono and will be applicable to Sono and Bonnyridge moving forward on a consolidated basis.

We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements.

Mineral Property Expenditures

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with FASB ASC 930-805, "Extractive Activities-Mining," when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, the Company has incurred property acquisition costs that have been capitalized and property option payments and exploration costs which have been expensed.

To date the Company has not established any proven or probable reserves on its mineral properties.

Stock-based Compensation

On June 1, 2006, the Company adopted FASB ASC 718-10, "Compensation-Stock Compensation", under this method, compensation cost recognized for the year ended May 31, 2007 includes: a) compensation cost for all share-based payments granted prior to, but not yet vested as of May 31, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and b) compensation cost for all share-based payments granted subsequent to May 31, 2006, based on the grant-date fair value estimated in accordance with the provisions of FASB ASC 718-10. In addition, deferred stock compensation related to non-vested options is required to be eliminated against additional paid-in capital upon adoption of FASB ASC 718-10. The results for the prior periods were not restated.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 505-50 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Properties

Our executive offices are located at Suite 125-2533 N. Carson Street, Carson City, Nevada 89706.

Bonnyridge Licenses (the "Sono Project" or "Sono Property")

Description and Location

The Sono Project is located within the Ghanzi and Ngamiland Districts of northwest Botswana. The centre of the Sono Project is 240 kilometres (km) west-south-west of the town of Maun and 90 km north-north-west of the town of Ghanzi. The geographic centre of the Sono Property is at Latitude 20°56'00" South and Longitude 21°18'00" East, which lies in Southern Zone 34 of the Universal Transverse Mercator (UTM) projection using the WGS84 datum (Figure 1).

BONNYRIDGE PROJECT
LOCALITY & INFRASTRUCTURE
Legend
BR PL700
BR PL701
BR PL702
Locality Map
0 5 10 20 30 40
Kilometers
N-gua
Xae-sca
Xo-niuma
Nama
Namtskwarra
Charra
Kai-Kai
Sankauas Kraal
Makvekve
Kogu
Malatshi
Tsau
Monedi
Mokhopudis
Kkhoutsiri
Dekar
Kkhoutsa
Ghanzi
Sunnyside
Kwakhanai
Karaka
Khnaitso
Talismanis
Rietfontein
Buitsivango
Kalkfontein

Figure 1. Sono Property Location Map

Land Tenure

The Sono Project consists of three (3) contiguous prospecting license blocks (PL700/2009, PL701/2009 and PL702/2009). The prospecting licence boundaries have not been surveyed. The license status is shown in Table 1. The Company does not own the surface rights to the prospecting licences and as such the Company must negotiate with the surface right owners for access to their respective properties in order to carry out mineral exploration programmes.

Table 1. List of the Bonnyridge prospecting licenses and relevant information.

Map #	PL ID	Issue date	Expiry date	Area (km2)	Status	Metals	Company
1	PL700/2009	2009/10/01	2012/09/30	983.0	original	base and precious	BON
2	PL701/2009	2009/10/01	2012/09/30	992.2	original	base and precious	BON
3	PL702/2009	2009/10/01	2012/09/30	990.4	original	base and precious	BON

BON: Bonnyridge (Pty) Ltd

Botswana Minerals and Environmental Policy

The minerals industry is administered by the Minister of Minerals, Energy and Water resources ("MMEWR") and is regulated by the Botswana Mines and Minerals Act of 1999 (the "Act"). The Act, which repealed the previous Mining Rights Act of 1976, was revised to reflect the changed policies of mineral development and disposition in the country. It seeks to address the shortcomings of the 1976 Act by streamlining it to encourage investment. Furthermore, ministerial discretion has been discarded in favour of more transparent procedures for obtaining and transferring mining properties; taxes and royalties have been revised, and environmental policies have been included in the legislation for the first time (Mining Journal, 1999).

The Prospecting License, Mining License, and Mineral Permit rights stipulated in the Act are summarized in Table 2 below. A Prospecting License may be transferred to any other person provided that the Minister is notified within 30 days before the intended transfer, upon which the transferee will assume and be responsible for all rights, liabilities and duties of the transferor under the Prospecting Licence.

Table 2. Prospecting Licence Rights

A new type of mineral concession, the retention license (RL), has been recently introduced. The RL allows an investor that has completed an exploration programme and confirmed the discovery of a mineral deposit to retain rights over it for renewable periods, should prevailing market conditions make immediate exploitation of the deposit un-economic. According to the Act (1999), a retention license is valid for a maximum period of three years and is renewable only once at any time not later than three months before the expiry date.

Mining Rights in Botswana

The holders of mineral rights must compensate surface owners for the use and any possible damage to their properties as a result of the mining activities. The environmental policies outlined in the new Act are lacking in detail and it is suggested that the country adopts an all inclusive explicit and comprehensive environmental protection act that covers all environmental issues as a matter of urgency (Matshediso, 2005); however, the government clearly expects the mining industry to carry out its activities in an environmentally responsible manner and the Act stipulates the following obligations (in summary):

1.     Preserve the natural environment;

2.     Submit a comprehensive Environmental Impact Assessment as part of the Project Feasibility Study Report prior to commencement of mining operations;

3.     Prevent and where not avoidable, promptly treat pollution and contamination of the environment;

4.     Restore the land substantially to the condition in which it was prior to the commencement of operations; and,

5.     Make ongoing financial provision for compliance with the (environmental) obligations.

According to the Mines and Minerals Act (1999), a royalty is payable to the government of 10% for precious stones, 5% for precious metals, and 3% for other minerals. The percentage is based upon the gross sale value receivable at the mine gate.

Accessibility

The Sono Property area is situated within the Kalahari Desert, between the towns of Maun to the north and Ghanzi to the south. Maun provides the main entry for tourism to the Okavanga Delta--the largest inland delta in the world which is located some 60km to the north of the Sono Property (see Figure 1).

The Sono Property is accessed via the paved Trans Kalahari Highway ("TKH" or Botswana A3 highway) that is located within 15 to 40 km to the east of the Sono Property and then by a network of unpaved farm roads. Small-engine fixed-wing aircraft access is available on some of the nearby farms. Travel time, by road from Maun to the northern most section of the Sono Property is approximately three (3) hours. The Sono Property is accessible year round.

Maun is serviced by an international airport with several regularly scheduled flights from Gaborone, the capital of Botswana, Johannesburg, South Africa and Windhoek, Namibia.

The Kuke Veterinary Fence (Kuke Fence), erected to prevent the spread of cattle diseases, transects the Sono Property and limits access across the Sono Property except along the manned control gate on the TKH.

Climate

The climate of the Sono Property area is classified as semi-arid and tropical, with highly erratic and unpredictable amounts of rainfall. Most of the rainfall occurs in the summer months from October to April and often falls in high intensity, localized convectional showers. Winters are very dry, usually with very scarce precipitation in July and August. Annual rainfall is typically around 450 millimetres. Floods and droughts are two major environmental problems facing the country.

Temperatures in the Maun - Ghanzi region range from an average low of 16.0 degrees Celsius (°C) in the winter months to an average high of 33.0°C in October. The average temperature is around 22°C.

Unlike other sub-Saharan countries where the rainy season can hamper mineral exploration efforts, mineral exploration can be carried out year round on the Sono Property.

Local Resources and Infrastructure

Farms, historic camps and tourism provide a network of roads and the A3 national highway is within 60 km of the Sono Property. There is an existing 132 kilovolt transmission line supplying approximately 20 megawatts (MW) to Maun from a sub-station located in Francistown, around 500 km from Maun by road. Botswana Power Corporation has begun construction of the first 150 MW unit, which is expected to be operational in 2012, at the Morupule power plant. Eventually, Botswana Power plans to increase power generation capacity at Morupule to 600 MW. The town of Ghanzi is supplied by an independent power producer, Bemco, from diesel generators.

Maun is equipped with the labour, supplies, and services required for most of the basic mineral exploration needs for the Sono Project. Maun has an international airport and is connected to Ghanzi located 270 road km southwest from Maun via the A3, an all weather tar-surface road. Maun has a population of 43,776 (2001 census) which can support staffing requirements for both mineral exploration and/or mining operations. Ghanzi which has a population of 9,934 (2001 census) is also another town that could provide staffing requirements for both mineral exploration and/or mining operations.

There is currently no railway in the area. The closest railhead to the Sono Property is at Gobabis in Namibia, which runs west to the deep water port located at Walvis Bay, Namibia. However, Botswana and Namibia have commenced a feasibility study for the construction of a Trans Kalahari Railway to link the two countries. The project has been scheduled to begin in 2012 or 2013 (Figure 2).

Paved Road
Railway Line
Mine
Copper Smelter
ANGOLA
ZIMBABWE
Victoria Falls
Harare
Beira
MOZAMBIQUE
N
Hana Mining
Sono Resources
Maun
Discovery Metals
Koda Resources
BOTSWANA
Gaborone
Windhoek
Walvis Bay
Gobabis
NAMIBIA
Pretoria
Maputo
Johannesburg
Durban
SOUTH AFRICA
Cape Town
Port Elizabeth
South Atlantic Ocean
Hana Mining
Discovery Metals
Sono Resources
Copper Smelters
1 Tsumeb
2 Selebi Phikwe
3 Rusternburg
4 Phalaborwa
0km
200km
Mines
a Otjihase (Cu)
b Matchless (Cu)
c Discovery (Cu-Ag)
d Norilsk (Ni-Cu-Co)
e Mowana (Cu)
f Phalaborwa (Cu)
g Rusternburg (Pt)

Figure 2. Infrastructure map for southern Africa and copper smelter locations (source: Sono Resources Corp.)

Physiography

The Sono Property lies at an altitude of approximately 1,000 m ASL in the Kalahari sandveld, a gently undulating sand-covered plain with variations of about 150 m from east to west. The almost uniformly flat landscape has a few low hills towards the south of Ngamiland and Ghanzi District. The Kgwebe, Ngwanalekau and Mabeleapodi Hills in the south and southwest of Ngamiland District, and Tsau Hills to the south of the Kuke Fence in Ghanzi District, provide topographic diversity. The main topographic feature in the area is the Ghanzi Ridge, which strikes northeast-southwest. Its peak is at an elevation of 1,134 m near the town of Ghanzi and reaches 924 m elevation near Maun.

Vegetation varies from the sparse thorn scrub and large open grassy plains of the Kalahari to the medium to dense tree and bush savannah that predominates in the north and east, consisting of grasslands interspersed with trees. The Terminalia tree and bush savannah are predominant within the Sono Property area.

Wildlife is abundant and includes eland, hartebeest, springbok, ostrich, lion, giraffe, leopard, antelope, and elephant. Due to the network of veterinary and ranch fences, many of these animals reside inside the CKGR. Numerous species of birds, reptiles, and insects also reside in the area.

History

Prior Property Ownership and Overview of Major Regional Exploration Programmes

There is no record of previous work conducted on any of the Sono prospecting license blocks; therefore, the approach to exploration by Sono will rely on information provided by both regional airborne geophysical surveys carried out by the Government of Botswana and by historical and current activities on the adjacent properties as reported by competitor activity.

1960's to 1980

Previous exploration work in the region has been ongoing since the early 1960's. Johannesburg Investments ("JCI") initiated a regional geological mapping programme of Western Ngamiland in 1962 but failed to detect any signs of copper mineralisation. In 1967, a joint venture ("JV") between Anglovaal with De Beers, US Steel, and Tsumeb Corporation, explored the area and have been credited to the early discovery of copper mineralisation found at the Zeta deposit which is currently being developed by Discovery Metals Limited ("DML").

During the late 1960's a separate joint venture group that was managed and operated by US Steel continued alone with mineral exploration programmes in the region. Using soil geochemistry, ground geophysics, trenching and drilling, the US Steel JV was successful in identifying additional copper mineralisation targets over a wider area than previously identified by the Anglovaal led joint venture. Although, early successes were obtained, exploration was discontinued by the US Steel joint venture group in 1980 due to low copper prices.

1989 to 1996

In 1989, Anglo American Corporation ("AAC") took over the exploration properties released by US Steel. AAC conducted a combined airborne magnetic and electromagnetic survey of the region. This was followed up with soil geochemistry, ground geophysics, and drilling. AAC terminated their exploration programme in 1994 due to low copper prices.

In 1996, Delta Gold acquired rights to explore the area, in joint-venture with Kalahari Gold & Copper (Pty) Ltd. and Gencor/BHP Billiton. Much of this work was based on the prior data. Exploration was abandoned in 2000 due to low copper prices.

Property Geology

Lithostratigraphy

The Sono Project lithostratigraphy is comprised of basal Kgwebe Formation, overlain by upper Proterozoic Ghanzi group metasediments, Karoo Supergroup, and Kalahari Group surficial sediments. Matchless Amphibolite Series rocks occur to the north (Figure 3).

BONNYRIDGE PROJECT
PROPERTY GEOLOGY
Lithological Units
Dyke
Karoo Volcanics
Karoo Basalts
Lebung Gp. Sediments
Beaufort Gp. Sediments
Rooibok Gp. Amphibolite-Schist-Gneiss
BR Mamuno Formation
BR DKar Formation
BR NGwako Pan Formation
BR Kgwebe Formation
BONNYRIDGE PERMITS
PL700/2009
PL701/2009
PL702/2009
0 2.5 5 10 15 20
Kilometers
N
21°0'0"E
21°15'0"E
21°30'0"E
21°45'0"E
20°30'0"S
20°45'0"S
21°0'0"S
21°15'0"S

Figure 3. Property Geology of the Sono Property

Kgwebe Formation

The oldest rocks in the area are the Kgwebe Formation, consisting of a bimodal volcanic sequence and derived volcaniclastic sediments. Kgwebe rocks consist of porphyritic rhyolites and subalkaline basalts, with minor pyroclastic flow deposits, peperites, and subaerial basaltic lavas intercalated with localized epiclastic and tuffaceous sediments (Kampunzu et al, 1998). The Kgwebe Formation is depicted as having been emplaced during the initial extensional stages of an intracontinental rift basin. Rifting is thought to have been driven by a thermally-initiated model--the Kalahari Craton being situated above a mantle plume--that supplied high heat flow and mantle convection, driving extension and thinning of the overlying crust. Thermal subsidence and down-sagging of the rift basin along bounding faults has led to the subsequent deposition of fluvial and volcaniclastic sediments over the bimodal volcanic sequence. Previous U-Pb zircon age determinations on the widespread Kgwebe porphyritic rhyolite yielded an age of 1106 ± 2 Ma interpreted as the crystallization age (Schwartz et al. 1996). This age determination imparts a reliable maximum age for the overlying Ghanzi Group sediments that are host to Cu mineralisation of the project (Pretorius and Park, 2011) (Figure 4).

Figure 4. Tectonostratigraphy of the Ghanzi Project, Kgwebe Formation and Ghanzi Group rocks - (Moodie, 2000). Red line indicates location of Cu mineralisation

Ghanzi Group

The Kgwebe Formation is unconformably overlain by the Ghanzi Group. The Kuke Formation, a 500 m thick crossbedded sandstone unit with conglomerate, was previously assigned to the Kgwebe Formation (Moodie, 1996a,b, Kampunzu et al., 1998). More recent studies, however, show that the Kuke Formation displays an unconformity with the underlying Kgwebe Formation, above which is a thin basal conglomerate with clasts of the underlying volcanic; therefore, it is now regarded as forming the basal part of the Ghanzi Group (Moodie, 2000). Overlying the Kuke Formation are the Ngwako Pan, D'Kar and Mamuno Formations in ascending order of stratigraphy (Figure 3).

Ngwako Pan Formation

The Ngwako Pan Formation is approximately 2,000 m thick and consists of poorly exposed basal wackes overlain by better-sorted red sandstones interbedded with pebbly layers and granule-rich layers. This formation is interpreted to be a fluvial to ebb-and-flow tidal environment type of deposit. The bulk of these sediments are pervasively oxidized red and maroon units, with minor grey coloured reduced units. These units form the footwall of the mineralized horizon (Pretorius and Park, 2011) (Figure 3).

D'Kar Formation (Hanging Wall)

The Ngwako Pan Formation is conformably overlain by the D'Kar Formation, a 1,500 metre thick succession of dominantly finely laminated grey-green siltsones and mudstones with fine-grained interbedded sandstones (Moodie, 2000). The coarser clastic units are generally grey and massive bedded, although, internally both the arenaceous and argillaceous units show good lamination. The D'Kar Formation is also characterized by a dark and light banded rhythmite unit and thin limestone horizons, in part oolitic (Moodie, 2000) (Figure 3).

The D'Kar Formation represents a major regional transgressive sequence. The rocks of this formation are reduced facies and characterized by an abundance of fine-grained pyrite, as well as organic rich shales that may be rich enough in carbon to be classified as black shales. The contact between the Ngwako Pan and D'Kar Formations is a regional-scale reduction-oxidation (redox) front that has chemically localized the precipitation of Cu and Ag, as most of the Cu mineralisation is found along this horizon (Pretorius and Park, 2011) (Figure 3).

Mamuno Formation

The D'Kar Formation is conformably overlain by 1500 m of Mamuno Formation. This formation mainly consists of red sandstone and mudstone facies and is characterized by cross-bedding and wave ripples. Minor intraclastic limestone horizons are interbedded with the mudstone facies (Moodie, 2000). The interpreted depositional environment is high energy, near-shore environments deposited over deeper water, shallow shelf sediments of the D'Kar Formation (Jones and Desrochers, 1992) (Figure 3).

The widespread sedimentary sequence of basal coarse sandstones overlain by fine-grained intercalated siltstones, mudstones, and shales with minor carbonates is typical of rift sediments deposited within a continental shelf - marginal marine setting. This depositional model for the project agrees with the accepted regional interpretation of the broader Ghanzi Group throughout Botswana and its westward sedimentary counterparts in Namibia (Pretorius and Park, 2011) (Figure 3).

Matchless Amphibolite Series Belt

The Matchless Amphibolite Belt ("MAB") is a narrow linear zone of deformed and metamorphosed mafic igneous rocks that extend from Namibia to northern Botswana (Breitkopf et al. 1988) (Figure 3). The amphibolites represent tholeiitic basaltic rocks formed in an extensional tectonic setting.

Mineral deposits within the MAB consist of massive and semi-massive pyritic Cu-Zn (-Ag, Au) deposits that are sporadically developed within the Namibian portion of the MAB. Most of the known orebodies along the Namibian portion of the MAB have been deformed to cigar or pencil shape and that the largest of the deposits (Onjihase) contained 16 millions tons.

Overburden

The Ghanzi Group is overlain by the Tertiary-age Kalahari Group sands and calcrete. These units range in thickness from two (2) metres in the south end of the licenses to 30 metres in the north.

Metamorphism and Structural Deformation

The rocks of the Ghanzi-Chobe Belt were affected by regional polyphase deformation and low-grade greenschist metamorphism during the late Neoproterozoic to early Palaeozoic Damaran Orogeny, which was the result of continent-continent collision between the Kalahari and Congo Cratons. The metamorphic grade is mainly greenschist facies with the development of chlorite and sericite in mudstones and shales, and chlorite-epidote vein selvages in sandstones and siltstones (Pretorius and Park, 2011). The metamorphic alteration assemblage is summarised as chlorite-epidote-quartz-calcite-muscovite-hematite.

Two main phases of regional scale folding have deformed the Ghanzi Group host rock sequence. The earlier phase of folding (F1) produced cylindrical, close to tight folds about a northeast trending fold axis. Individual F1 folds are remarkably continuous along their NE axial trends, for lengths of up to 100 km. The wavelength of this folding is regionally variable, but is approximately 4 km near Hana Mining's Banana Zone (Pretorius and Park 2011).

A D2 deformation resulted in the formation of a later generation of F2 folds re-folding the existing F1 folds about the fold axes that trend northwest. The F2 folds are much more open in profile (low amplitude), and fold the earlier F1 structures in a series of broad, regional scale warps. The wavelength for F2 folds is estimated to be approximately 20 km (Pretorius and Park 2011). These broadly spaced warps introduced plunge reversals to the axes of F1 folds, and are responsible for giving Hana Mining's Banana Zone its characteristic doubly plunging shape.

The F1 / F2 fold interference pattern is classified as Type 1, indicating: (i) that both F1 and F2 folds have a similar shape in profile, (ii) that both fold sets are upright (sub-vertical axial planes), and (iii) the axis of F1 folds is at a high angle to the axis of the overprinting F2 folds (Pretorius and Park 2011).

Due to the paucity of information, the structural geology of the Ghanzi-Chobe Belt s poorly understood. As such, based on the structural interpretation of the known deposits within the Botswana section of the Ghanzi-Chobe Belt, it is characterised by open to tight folding and thrusting along a NE-SW axis resultant from collision tectonics between the Kaapvaal and Congo cratons during the Damara orogen. A later orthogonal compression event, from the northeast, superposed open folds aligned along a NW-SE axis.

Mineralization

There is currently no known mineralization or mineralized zones on the Sono Property. We plan to conduct exploration activities on the Sono Property, which exploration may include the completion of feasibility studies necessary to evaluate whether a commercial mineable mineral exists on the Sono Property. However, we cannot provide any assurance that we will discover any mineralized material in sufficient quantities on the Sono Property to justify commercial operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the filing date of this current report by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and (iv) our officers and directors as a group. Each stockholder listed possesses sole voting and investment power with respect to the shares shown.
Title of class	Name and address of beneficial owner(1)	Amount and nature of beneficial owner(2)	Percentage of class(3)
Persons owning more than 5% of voting securities
Common Stock	Brian Hambleton Jones South Africa	3,250,000 (4)	9.7%
Common Stock	Marc Paul Lindsay South Africa	3,050,000 (5)	9.1%
Officers and Directors
Common Stock	Peter Wilson	1,750,000 (6)	5.1%
Common Stock	William D. Thomas	500,000 (7)	1.5%
Common Stock	Paul Robert Lindsay	500,000 (8)	1.5%
Common Stock	Angelo Viard	275,000 (9)	0.8%
Common Stock	Luc Antoine	500,000 (10)	1.5%
Common Stock	All executive officers and directors as a group (five persons)	3,525,000 (11)	9.8%

1.	The address of our officers and directors is our Company's address, which is Suite 125-2533 N. Carson Street, Carson City, Nevada 89706.
2.

Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

3.	Based on 33,673,278 shares of our common stock issued and outstanding as of October 31, 2011.
4.

This figure includes 3,250,000 shares owned by Lorelai Investments Ltd., which are deemed to be indirectly owned and controlled by Mr. Brian Hambleton Jones in his capacity as director and beneficial owner of Lorelai Investments Ltd.

5.

This figure includes 150,000 shares directly owned by Mr. Marc Paul Lindsay and 2,900,000 shares owned by Coppergate Industries Ltd., which are deemed to be indirectly owned and controlled by Mr. Lindsay in his capacity as director and beneficial owner of Coppergate Industries Ltd.

6.	This figure includes 1,250,000 shares of common stock held directly by Mr. Wilson and 500,000 stock options which have fully vested.
7.	This figure includes 500,000 stock options which have fully vested.
8.	This figure includes 500,000 stock options which have fully vested.
9.	This figure includes 275,000 stock options which have fully vested.
10.	This figure includes 500,000 stock options which have fully vested.
11.	This figure includes 1,250,000 shares of common stock held directly by directors and executive officers of the Company and 2,275,000 stock options which have fully vested.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles, the operation of which may at any subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages as of the date of this current report are as follows:
Name	Age	Position Held
Peter Wilson	43	President, Chief Executive Officer and Director
William D. Thomas	60	Chief Financial Officer, Secretary, Treasurer and Director
Paul Robert Lindsay	57	Director
Angelo Viard	35	Director
Luc Antoine	58	Director

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Peter Wilson. Mr. Wilson has been our President, Chief Executive Officer and a member of our Board of Directors since April 5, 2011. During the past 14 years, Mr. Wilson has been involved in senior level management of public companies through his private investment firm which is based in Vancouver, Canada. His experience spans a wide range of project finance, development and contract negotiations within the mining, energy and real estate industries. His business experience includes international assignments in the United Kingdom, Canada, the United States, Switzerland and Norway. From December 3, 2009 to present, Mr. Wilson has served as Vice President of Business Development and a member of the Board of Directors of Mainland Resources, Inc., a reporting company quoted on the OTC Bulletin Board. From September 2008 to present, Mr. Wilson has served as the President/Chief Executive Officer and a director of Morgan Creek Energy Corp., a reporting company quoted on the OTC Bulletin Board (OTCBB: MCKE). From April 2007 through October 2009, Mr. Wilson was the president and a director of Hana Mining Ltd., a publicly TSX-V listed exploration company (TSX-V: HMG) seeking to develop a copper-silver resource in Botswana, Africa. Additionally, during 2005 and 2006, he served as the president and chief executive officer of Sun Oil and Gas Corp.

William D. Thomas. Mr. Thomas has been our Chief Financial Officer, Treasurer, Secretary and a member of our Board of Directors since April 5, 2011. Mr. Thomas has over thirty years of experience in the finance and accounting areas for the natural resource sector. Mr. Thomas has served as Chief Financial Officer, Secretary and Treasurer of Mainland Resources, Inc., a reporting company quoted on the OTC Bulletin Board (OTCBB: MNLU), from July 2008 through September 2009 and from March 2010 to the present. In addition, Mr. Thomas has served as a director of Mainland Resources since September 2009. From August 2008 to present, Mr. Thomas has served as Chief Financial Officer, Secretary, Treasurer and a director of Mercer Gold Corp., a reporting company quoted on the OTC Bulletin Board (OTCBB: MRGP). From January 2009 to present, Mr. Thomas has served as Chief Financial Officer, Secretary and Treasurer of Morgan Creek Energy, Inc., a reporting company quoted on the OTC Bulletin Board (OTCBB: MCKE). In July 2007 Mr. Thomas took on the role of Chief Financial Officer for two public resource companies; Hana Mining Inc. (TSX-V: HMG) and NWT Uranium Corp (TSX-V: NWT; OTCBB: NWURF). Mr. Thomas resigned from NWT Uranium Corp. and Hana Mining Inc in July 2008 and March 2010, respectively. Mr. Thomas held various successive management positions with Kerr McGee Corporation's China operations based in Beijing, China, ending in 2004 with his final position as Director of Business Services. For a brief period after leaving Kerr McGee, Mr. Thomas acted as a self-practitioner in the accounting and finance field.

Mr. Thomas attained his Chartered Accountant (CA) designation from the Canadian Institute of Chartered Accountants in 1977. He holds an Honors Bachelor of Commerce and Finance from the University of Toronto, Ontario, Canada.

Paul Robert Lindsay. Mr. Lindsay has been a member of our Board of Directors since April 5, 2011. Mr. Lindsay has over 33 years of mineral and mining experience, focused on management and mine development. He has experience in both underground and surface mining and development of flat and decline mining operations. He is a specialist in development and construction and has a long history with Managing Civil & Mechanical Construction on surface and underground, as well as environmental management working towards I.S.O 14001 accreditation.

Mr. Lindsay was most recently a mining consultant to Koidu Holdings from January 2010 until present. He was the Mining Manager at the Geita Gold Mine operated by Anglo Gold Ashanti in Tanzania from 2007 to 2010 and was also the Mining Manager at their Yatela Gold Mine in Mali during that time. He was the Senior Mining Engineer for De Beers' Venetia Mine in South Africa (1997-2007) and the Mine Overseer at De Beers' Finsch Mine, also located in South Africa (1981 to 1997).

A resident of South Africa, Mr. Lindsay is an Associate Member of the South African Institute of Mining & Metallurgy and Fellow Member of the Institute of Quarrying.

Angelo Viard. Angelo Viard has been a member of our Board of Directors since December 11, 2009. During the past ten years, Mr. Viard has been involved in providing companies with advisory services including, but not limited to, managerial, investment strategy, finance, information technology, compliance, accounting, business development, mergers and acquisitions, and capital fund raising in a wide range of industry sectors across the United States, South America and Europe. From approximately June 2007 through current date, Mr. Viard has been the president/chief executive officer of VCS Group, Inc. formerly known as "Viard Consulting Services". His role as director of advisory services requires development of an advisory services sector. Mr. Viard's functions include full budgeting responsibilities, management of budgets and planning, creation of policies and administrative procedures to restructure business processes, authoring multi-company employee manuals, design work order tracking and billing interface systems for accounting, and updating business plans, accounting structures and organizational changes to maximize business growth. From approximately August 2006 through June 2007, Mr. Viard was the IT operations manager for Bare Escentuals where he was responsible for developing and coordinating multiple related projects in alignment with strategic and tactical company goals, served as a primary customer advocate, planned and coordinated long term systems strategy, and managed the day to day operations of the IT department, including LAN/WAN architecture, telecommunications and hardware/software support and development. From approximately August 2005 through August 2006, Mr. Viard was a senior IT audit consultant for PricewaterhouseCoopers LLP where he was responsible for determining the audit documentation, strategy and plan. From approximately December 2004 through August 2005, Mr. Viard was the chief executive officer and founder of Technology Mondial Inc., which was a start-up company specializing in broadband wireless technology in Costa Rica and management and development of wireless connection planning for Latin America. Mr. Viard was also previously employed with OpenTV Inc, where he was manager of information system and technology, Thomas Weisel Partners LLC where he was an information technology brokerage services manager, BancBoston Robertson Stephens & Co. where he was a senior system engineer, and Environmental Chemical Corporation where he was a technical analyst.

Mr. Viard is also a member of the Board of Directors of Morgan Creek Energy Corp. (OTCBB: MCKE), and Mainland Resources Inc. (OTCBB: MNLU), which both companies trade on the Over-the-Counter Bulletin Board. Mr. Viard holds a master in computer science, a BS in business management and administration, and an A/A in computer business administration and network.

Luc Antoine. Luc Antoine has been a member of our Board of Directors since May 31, 2011. Dr. Antoine is a professional geologist and geophysicist who has worked on the African continent in such countries as Algeria, Libya, Tanzania, Sudan, Mozambique, South Africa, Angola, Congo, Gabon, Mauritania, Senegal, Morocco and Botswana for over 20 years. His expertise is focused on exploration, data security and quality control, data acquisition, and on data interpretation.

Dr. Antoine is co-founder and technical director of GeX Surveys, a company specializing in airborne geophysical data acquisition contracting services since 2006. He is also co-founder and technical director of Geoscientific Exploration Services, a company offering geological, geotechnical, remote sensing and geophysical consulting and contracting services since 1999.

During his career, Dr. Antoine has been extensively involved in developing exploration programmes for leading mining and mineral companies including Anglo American Gold Corporation (1986 to 1987) and Anglo American Gold's base metals operations (1980 to 1986), as well as Falconbridge Exploration (1973 and 1978 to 1979). He also taught exploration methodology at the University of the Witwatersrand from 1987 to 2002.

A resident of South Africa, Dr. Antoine is an Associate Member of South African Geophysical Association (President 1993), a member of the Geological Society of South Africa, the European Association of Geoscientists and Engineers, and the Society of Exploration Geophysicists.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Family Relationships

There are no family relationships among our directors or officers. However, Paul R. Lindsay is the father of Marc P. Lindsay, who is a director of Bonnyridge, our wholly-owned subsidiary.

Involvement in Certain Legal Proceedings

To the best of our knowledge and belief, none of our directors or executive officers has been involved in any of the following events during the past ten years that is material to an evaluation of the ability of such person to serve as an executive officer or director of our Company:
1.

a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	(ii)	engaging in any type of business practice; or

	(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(i) above, or to be associated with persons engaged in any such activity;

5.

such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	(i)	any Federal or State securities or commodities law or regulation;

(ii)

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	(iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the United States Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We are not aware of any material legal proceedings in which any of the following persons is a party adverse to our Company or has a material interest adverse to our Company: (a) any current director, officer, or affiliate of the Company, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company; (b) any person proposed for appointment or election as a director or officer of our Company; or (c) any associate of any such person.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The table below summarizes all compensation awarded to, earned by or paid to our executive officers by any person for all services rendered in all capacities to us during our fiscal years ended May 31, 2010 and 2011.

Summary Compensation Table
Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)
Peter Wilson President & Chief Executive Officer	2010(1) 2011(1)	$	N/A 11,200	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	$	N/A 11,200
William Thomas Chief Financial Officer	2010(2) 2011(2)	$	N/A 2,240	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	$	N/A 2,240
Marcus Johnson (Former) President, Chief Executive Officer and Chief Financial Officer	2010(3) 2011(3)	$	Nil 35,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$	Nil 35,000

(1)	Mr. Wilson was appointed as our President and Chief Executive Officer on April 5, 2011.
(2)	Mr. Thomas was appointed as our Chief Financial Officer on April 5, 2011.
(3)	Mr. Johnson resigned as our President, Chief Executive Officer and Chief Financial Officer on April 5, 2011.

Outstanding Equity Awards

As at May 31, 2011 there were no unexercised options, stock that had not vested or outstanding equity incentive plan awards with respect to any of our officers or directors.

On May 9, 2007, our Board of Directors authorized and approved the adoption of the 2007 Stock Option Plan effective May 9, 2007, under which an aggregate of 1,250,000 of our shares may be issued. There are currently no stock options outstanding under such plan.

In addition, on September 17, 2011, our Board of Directors authorized and approved the adoption of the 2011 Stock Incentive Plan, effective September 17, 2011, under which an aggregate of 3,000,000 of our shares may be issued.

On the same date, our Board of Directors unanimously approved and granted in aggregate 2,275,000 fully vested stock options under the 2011 Stock Incentive Plan to certain of our directors and executive officers at an exercise price of $0.50 per share and an expiry date of ten years from the date of grant.

The following table below sets forth the stock options granted to our directors and executive officers on September 17, 2011:
Name	Number of Stock Options
Peter Wilson (President, CEO & Director)	500,000
William D. Thomas (CFO, Secretary, Treasurer & Director)	500,000
Paul Robert Lindsay	500,000
Angelo Viard	275,000
Luc Antoine	500,000

Compensation of Directors

Except as disclosed below, we did not pay our directors any fees or other compensation for acting as directors during our fiscal year ended May 31, 2011. Certain of our current or former directors serve or have served as officers of the Company, and any compensation they received due to their service as an officer is disclosed in the table above and is not included in the table below.

Director Compensation
Name and Principal Position	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Marcus Johnson (1)(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Peter Wilson(1)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
William Thomas(1)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Paul Lindsay	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Angelo Viard	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Luc Antoine	Nil	Nil	Nil	Nil	Nil	Nil	Nil
(1)	See summary compensation table above.
(2)	Mr. Johnson resigned as a director on April 5, 2011.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended May 31, 2011, except as follows:

Name	Position Held	Late or Unfiled Report
Peter Wilson	President, Chief Executive Officer and Director	Form 3 upon becoming director and officer filed late
William D. Thomas	Chief Financial Officer, Secretary, Treasurer and Director	Form 3 upon becoming director and officer filed late
Paul Robert Lindsay	Director	Form 3 upon becoming director not filed
Angelo Viard	Director	Form 3 upon becoming director not filed
Luc Antoine	Director	Form 3 upon becoming director not filed

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Except as disclosed below which occurred subsequent to our last fiscal year end, none of the following parties has, in the last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.	any of our directors or officers;

2.	any person proposed as a nominee for election as a director;

3.	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

4.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

On July 25, 2011, the Share Purchase Agreement, as amended, between us, Tignish (Pty) Ltd. ("Tignish") and Bonnyridge with respect to our purchase of 95% of the issued and outstanding shares of Bonnyridge closed, whereby we paid an aggregate of $300,000 and issued 6,500,000 shares of our common stock to Tignish. Subsequently, Mr. Marc P. Lindsay received directly and indirectly an aggregate of 3,050,000 of the 6,500,000 shares that were issued to Tignish from us pursuant to closing of the Share Purchase Agreement. Mr. Marc P. Lindsay, who is a director of both Tignish and Bonnyridge, is the son of Mr. Paul R. Lindsay who is one of our directors.

In addition, on September 14, 2011, we entered into a Purchase and Sale Agreement with Pinette (Pty) Limited ("Pinette") with respect to the acquisition by us from Pinette of three mineral exploration licenses in Botswana. Mr. Marc P. Lindsay, who is the principal and sole shareholder of Pinette, is the son of Mr. Paul R. Lindsay who is one of our directors. This Purchase and Sale Agreement has not closed, however, to date we have paid $50,000 to Pinette.

Review, Approval or Ratification or Transaction with Related Persons

We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliation's of such person's immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. These policies and procedures are not evident in writing other than as covered in our Code of Conduct, which applies to our Board of Directors.

Prior to entering into the Share Purchase Agreement with Tignish and Bonnyridge and the Purchase and Sale Agreement with Pinette, our Board of Directors was aware of the relationship between Marc. P. Lindsay and Paul R. Lindsay, and determined that the transactions were in our best interests and approved such transactions.

Director Independence

During the year ended May 31, 2011, we had three independent directors on our Board, which were Messrs. Paul Robert Lindsay, Angelo Viard and Luc Antoine. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the SEC.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director's immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director's immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or 2% of that other company's consolidated gross revenues.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this quarterly report, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. We are not aware of any other legal proceedings pending or that have been threatened against us or our properties.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Shares of our common stock have been quoted on the OTC Bulletin Board since approximately December 1, 2006. From December 1, 2006 to May 23, 2011 shares of our common stock were quoted on the OTC Bulletin Board under the symbol "GVRS" and from May 23, 2011 to date under the symbol "SRCI". The market for our common stock is limited, volatile and sporadic. The following table sets forth the high and low prices relating to our common stock for the periods indicated, as provided by the OTC Bulletin Board. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.
QUARTER ENDED	HIGH	LOW
August 31, 2011	$0.80	$0.41
May 31, 2011	$1.29	$0.45
February 28, 2011	$0.60	$0.50
November 30, 2010	$1.50	$0.30
August 31, 2010	$1.50	$0.25
May 31, 2010	$1.20	$0.14
February 28, 2010	$4.04	$0.16
November 30, 2009	$0.60	$0.12
August 31, 2009	$0.24	$0.08
May 31, 2009	$0.16	$0.08

Holders

As of October 31, 2011, we had 29 shareholders of record, which does not include shareholders whose shares are held in street or nominee names. We believe that there are approximately 1,000 beneficial owners of our common stock.

Dividend Policy

No dividends have been declared or paid on our common stock. We have incurred recurring losses and do not currently intend to pay any cash dividends in the foreseeable future.

Securities Authorized For Issuance Under Compensation Plans

On May 9, 2007, our Board of Directors authorized and approved the adoption of the 2007 Plan effective May 9, 2007, under which an aggregate of 1,250,000 of our shares may be issued. The purpose of the 2007 Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2007 Plan is to be administered by our Board of Directors or a committee appointed by and consisting of one or more members of the Board of Directors, which shall determine (i) the persons to be granted Stock Options under the 2007 Plan; (ii) the number of shares subject to each option, the exercise price of each Stock Option; and (iii) whether the Stock Option shall be exercisable at any time during the option period up to ten (10) years or whether the Stock Option shall be exercisable in installments or by vesting only. 2007 Plan provides authorization to the Board of Directors to grant Stock Options to purchase a total number of shares of our common stock not to exceed 5,000,000 shares as at the date of adoption by the Board of Directors of the 2007 Plan. At the time a Stock Option is granted under the 2007 Plan, the Board of Directors shall fix and determine the exercise price at which shares of our common stock may be acquired.

In the event an optionee ceases to be employed by or to provide services to us for reasons other than cause, retirement, disability or death, any Stock Option that is vested and held by such optionee generally may be exercisable within three months after the effective date that his position ceases, and after such three month period any unexercised Stock Option shall expire. In the event an optionee ceases to be employed by or to provide services to us for reasons of retirement, disability or death, any Stock Option that is vested and held by such optionee generally may be exercisable within up to one-year after the effective date that his position ceases, and after such one-year period any unexercised Stock Option shall expire.

No Stock Options granted under the Stock Option Plan will be transferable by the optionee, and each Stock Option will be exercisable during the lifetime of the optionee subject to the option period up to ten (10) years or limitations described above. Any Stock Option held by an optionee at the time of his death may be exercised by his estate within one (1) year of his death or such longer period as the Board of Directors may determine.

The exercise price of a Stock Option granted pursuant to the 2007 Plan shall be paid in full to us by delivery of consideration equal to the product of the Stock Option in accordance with the requirements of the Nevada Revised Statutes. Any Stock Option settlement, including payment deferrals or payments deemed made by way of settlement of pre-existing indebtedness, we may be subject to such conditions, restrictions and contingencies as may be determined.

The table set forth below presents information relating to our equity compensation plans as of the date of May 31, 2011:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))

Equity Compensation Plans to be Approved by Security Holders	n/a	n/a	n/a

Equity Compensation Plans Not Approved by Security Holders (2007, Stock Option Plan)	Nil	Nil	Nil

On September 17, 2011, our Board of Directors authorized and approved the adoption of the 2011 Stock Incentive Plan (the "2011 Plan"). An aggregate of 3,000,000 shares of our common stock may be issued under the plan.

The purpose of the 2011 Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2011 Plan is to be administered by our Board of Directors or a committee appointed by and consisting of two or more members of the Board of Directors, which shall determine, among other things, (i) the persons to be granted awards under the 2011 Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, options, stock appreciation rights, deferred stock rights, dividend equivalent rights, among others, under the 2011 Plan. An aggregate of 3,000,000 of our shares may be issued pursuant to the grant of awards under the 2011 Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant's continuous service only to the extent provided by the administrator under the 2011 Plan. If the administrator under the 2011 Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant's service has been terminated for "cause", he or she shall immediately forfeit all rights to any of the awards outstanding.

The foregoing summary of the 2011 Plan is not complete and is qualified in its entirety by reference to the 2011 Plan, which was filed as an exhibit to the Company's quarterly report on Form 10-Q filed with the SEC on October 24, 2011, and is incorporated by reference herein.

RECENT SALES OF UNREGISTERED SECURITIES

We did not issue any unregistered securities during our fiscal year ended May 31, 2011. Subsequent to our year ended May 31, 2011, we issued an aggregate of 7,500,000 shares of restricted common stock, as follows:

  On August 2, 2011, we issued 6,500,000 shares to Tignish (Pty) Ltd to acquire a 95% interest in Bonnyridge (Pty) Ltd pursuant to a Share Purchase Agreement as described above under the section titled "Business".

  On August 30, 2011, we issued 1,000,000 shares to two persons to acquire the remaining 5% interest in Bonnyridge as described above under the section titled "Business".

In each case we believe that the issuance was exempt from registration under Regulation S promulgated under the Securities Act as the securities were issued to non-U.S. persons through an offshore transaction which was negotiated and consummated outside of the United States.

DESCRIPTION OF REGISTRANT'S SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws all as in effect as of the date of this current report on Form 8-K. This description is only a summary. You should also refer to our articles of incorporation, articles of amendment and bylaws which have been incorporated by reference or filed with the SEC as exhibits to this current report on Form 8-K.

General

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share, of which there are currently 33,673,278 shares of common stock are issued and outstanding as of the date of this current report.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. There are no cumulative voting rights. Except as otherwise required by law, the holders of our common stock will possess all voting power. A majority of the outstanding shares of our corporation entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the shares represented at a meeting and entitled to vote thereat. In addition, generally, any action required to be taken at a meeting of our stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by a majority of our stockholders entitled to vote with respect to the subject matter thereof.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. There is no provision in our charter or bylaws that would delay, defer or prevent a change in control. Holders of our common stock shall be entitled to receive the remaining property of our company on dissolution after the creditors of our company at the time have been satisfied.

Outstanding Options, Warrants and Convertible Securities

On September 17, 2011, our Board of Directors granted 2,275,000 fully vested stock options under the 2011 Plan to certain of our directors and executive officers at an exercise price of $0.50 per share and an expiry date of ten years from the date of grant.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)     is not liable pursuant to Nevada Revised Statute 78.138, or

(b)     acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)     is not liable pursuant to Nevada Revised Statute 78.138; or

(b)     acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)     the creation of a trust fund;

(b)     the establishment of a program of self-insurance;

(c)     the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)     the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)     by the stockholders;

(b)     by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)     if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)     if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of the Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

"ARTICLE VII

Section 1. Indemnification of Officers and Directors, Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid "in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2. Insurance. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Section 3. Further Bylaws. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada."

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

DeJoya Griffith & Company, LLC are our principal independent registered public accountants. During the Company's two most recent fiscal years, there were no disagreements with our auditors which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of our auditors would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth above under "Item 2.01 Completion of Acquisition or Disposition of Assets" is incorporated by reference herein.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Following the consummation of the Share Purchase Agreement, dated March 14, 2011, as amended, in Item 2.01 of this Current Report on Form 8-K/A, which is incorporated by reference herein, we believe that we are not a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. From and after the closing of the Share Purchase Agreement, our primary operations consist of the business and operations of our wholly owned subsidiary, Bonnyridge (Pty) Ltd.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired

The following financial statements are included in this Form 8-K/A.

Audited Financial Statements of Bonnyridge (PTY) Ltd. as at June 30, 2011

Report of Independent Registered Public Accounting Firm

Statement of Financial Position as at June 30, 2011

Statement of Income and Comprehensive Income (Loss) for the year ended June 30, 2011

Statement of Changes in Equity for the year ended June 30, 2011

Statement of Cash Flows for the year ended June 30, 2011

Notes to the Financial Statements

(b)     Pro-forma Financial Information

Unaudited Pro-Forma Condensed Consolidated Financial Information

Introduction to Pro-Forma Condensed Consolidated Financial Statements

Pro-Forma Condensed Consolidated Balance Sheet as at May 31, 2011

Pro-Forma Condensed Consolidated Statement of Operations for the fiscal year ended May 31, 2011

Notes to the unaudited Pro-Forma Condensed Consolidated Financial Statements

(c)     Shell Company Transactions

The information set forth in this current report on Form 8-K/A and the financial information attached hereto are responsive to this item and are incorporated by reference herein.

(d)     Exhibits
Exhibit	Description
10.1	Share Purchase Agreement between Sono Resources, Inc., Tignish (Pty) Ltd. and Bonnyridge (Pty) Ltd., dated March 14, 2011 (1)
10.2	Amending Agreement between Sono Resources, Inc., Tignish (Pty) Ltd. and Bonnyridge (Pty) Ltd., dated April 20, 2011 (2)
10.3	Amending Agreement between Sono Resources, Inc., Tignish (Pty) Ltd. and Bonnyridge (Pty) Ltd., dated May 18, 2011 (3)
10.4	Amending Agreement between Sono Resources, Inc., Tignish (Pty) Ltd. and Bonnyridge (Pty) Ltd., dated June 15, 2011 (4)
10.5	Further Amending Agreement between Sono Resources, Inc., Tignish (Pty) Ltd. and Bonnyridge (Pty) Ltd., dated July 22, 2011 (5)
10.6	Agreement in Principle between Hendrick Veldsman, Alan Simmonds and Sono Resources, Inc., dated August 10, 2011 (6)
10.7	Purchase and Sale Agreement between Pinette (Proprietary) Limited, Marc P. Lindsay and Sono Resources, Inc., dated September 14, 2011 (7)
99.1	Prospecting License No. 700/2009 issued to Bonnyridge (PTY) Ltd. *
99.2	Prospecting License No. 701/2009 issued to Bonnyridge (PTY) Ltd. *
99.3	Prospecting License No. 702/2009 issued to Bonnyridge (PTY) Ltd. *

*     Filed herewith.
(1)     Previously filed as an Exhibit to the Company's current report on Form 8-K filed with the SEC on April 7, 2011, and incorporated by reference herein.
(2)     Previously filed as an Exhibit to the Company's current report on Form 8-K filed with the SEC on April 29, 2011, and incorporated by reference herein.
(3)     Previously filed as an Exhibit to the Company's current report on Form 8-K filed with the SEC on May 25, 2011, and incorporated by reference herein.
(4)     Previously filed as an Exhibit to the Company's current report on Form 8-K filed with the SEC on June 21, 2011, and incorporated by reference herein.
(5)     Previously filed as an Exhibit to the Company's current report on Form 8-K filed with the SEC on July 27, 2011, and incorporated by reference herein.
(6)     Previously filed as an Exhibit to the Company's current report on Form 8-K filed with the SEC on August 17, 2011, and incorporated by reference herein.
(7)     Previously filed as an Exhibit to the Company's current report on Form 8-K filed with the SEC on September 20, 2011, and incorporated by reference herein.

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SONO RESOURCES, INC.
Date: November 1, 2011	/s/ Peter Wilson Name: Peter Wilson Title: President and Chief Executive Officer

Bonnyridge (Proprietary) Limited
Annual financial statements
for the year ended 30 June 2011

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

General Information

Country of incorporation and domicile	Botswana
Nature of business and principal activities	Mineral Exploration
Directors	M P Lindsay B Hambleton-Jones
Registered office	Acumen Park, Plot 50370 Fairgrounds Office Park P.O. Box 1157 Gaborone
Postal address	PO Box 1839 Gaborone Botswana
Holding company	Sono Resources Inc incorporated in Nevada, United States of America
Auditors	Grant Thornton Certified Public Accountants A Botswana member of Grant Thornton International Ltd
Company registration number	CO2009/3483
Date of incorporation	06 May 2009
Functional currency	Botswana Pula ("P")

1

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Index

The reports and statements set out below comprise the annual financial statements presented to the members:

Index	**Page**
Independent Auditor's Report	3 - 4
Directors' Responsibilities and Approval	5
Statement of Financial Position	6
Statement of Comprehensive Income	7
Statement of Changes in Equity	8
Statement of Cash Flows	9
Accounting Policies	10 - 12
Notes to the Annual Financial Statements	13 - 16

The following supplementary information does not form part of the annual financial statements and is unaudited:

Detailed Income Statement	17 - 18

2

Grant Thornton

Certified Public Accountants

Grant Thornton
Acumen Park
Plot 50370 Fairgrounds
P. O. Box 1157
Gaborone Botswana

T +267 395-2313
F +267 397-2357
www.gt.co.bw

Independent Auditor's Report

To the members of Bonnyridge (Proprietary) Limited

Report on the Financial Statements

We have audited the annual financial statements of Bonnyridge (Proprietary) Limited, which comprise the statement of financial position as at 30 June 2011, and the statement of comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, and a summary of significant accounting policies and other explanatory notes, as set out on pages 6 to 16.

Directors' Responsibility for the Annual Financial Statements

The company's directors are responsible for the preparation and fair presentation of these annual financial statements in accordance with International Financial Reporting Standards, and in the manner required by the Companies Act (Cap 42:01), and for such internal control as management determines is necessary to enable the preparation of annual financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these annual financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the annual financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the annual financial statements. The procedures selected depend on the auditors' judgement, including the assessment of the risks of material misstatement of the annual financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the annual financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the annual financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the annual financial statements present fairly, in all material respects, the financial position of Bonnyridge (Proprietary) Limited as at 30 June 2011, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards, and in the manner required by the Companies Act (Cap 42:01).

GRANT THORNTON
CERTIFIED PUBLIC ACCOUNTANTS
GABORONE

3

Partners
Raja Ram
Jay Ramesh (Managing)
Dinesh Mallan*
Vijay Kalyanaraman*
Aswin Vaidyanathan*
Madhavan Venkatachary *
(*Indian)

Member of Grant Thornton International Ltd
Offices in Gaborone & Francistown

Grant Thornton

Independent Auditor's Report

Emphasis of Matter

Without qualifying our opinion, we draw attention to note 12 to the financial statements which indicates that the company incurred a net loss of P 458,816 for the year ended 30 June 2011 and, as at that date, the company's total liabilities exceeded its total assets by P 457,816.

GRANT THORNTON

Certified Public Accountants
Practising member: Aswin Vaidyanathan (19980110.11)
Gaborone
Date: 11 OCT 2011

4

Member of Grant Thornton International Ltd
Offices in Gaborone & Francistown

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Directors' Responsibilities and Approval

The directors are required in terms of the Companies Act (Cap 42:01) to maintain adequate accounting records and are responsible for the content and integrity of the annual financial statements and related financial information included in this report. It is their responsibility to ensure that the annual financial statements fairly present the state of affairs of the company as at the end of the financial year and the results of its operations and cash flows for the period then ended, in conformity with International Financial Reporting Standards. The external auditors are engaged to express an independent opinion on the annual financial statements.

The annual financial statements are prepared in accordance with International Financial Reporting Standards and are based upon appropriate accounting policies consistently applied and supported by reasonable and prudent judgements and estimates.

The directors acknowledge that they are ultimately responsible for the system of internal financial control established by the company and place considerable importance on maintaining a strong control environment. To enable the directors to meet these responsibilities, the board sets standards for internal control aimed at reducing the risk of error or loss in a cost effective manner. The standards include the proper delegation of responsibilities within a clearly defined framework, effective accounting procedures and adequate segregation of duties to ensure an acceptable level of risk. These controls are monitored throughout the company and all employees are required to maintain the highest ethical standards in ensuring the company's business is conducted in a manner that in all reasonable circumstances is above reproach. The focus of risk management in the company is on identifying, assessing, managing and monitoring all known forms of risk across the company. While operating risk cannot be fully eliminated, the company endeavours to minimise it by ensuring that appropriate infrastructure, controls, systems and ethical behaviour are applied and managed within predetermined procedures and constraints.

The directors are of the opinion, based on the information and explanations given by management, that the system of internal control provides reasonable assurance that the financial records may be relied on for the preparation of the annual financial statements. However, any system of internal financial control can provide only reasonable, and not absolute, assurance against material misstatement or loss.

The directors have reviewed the company's cash flow forecast for the year to 30 June 2012 and, in the light of this review and the current financial position, they are satisfied that the company has or has access to adequate resources to continue in operational existence for the foreseeable future.

The board of directors are responsible for the financial affairs of the company.

The external auditors are responsible for independently reviewing and reporting on the company's annual financial statements. The annual financial statements have been examined by the company's external auditors and their report is presented on page s 3 to 4.

The annual financial statements set out on pages 6 to 18, which have been prepared on the going concern basis, were approved by the board on 11 October 2011 and were signed on its behalf by:

Director **Director**

Gaborone

5

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Statement of Financial Position

Figures in Pula	Note(s)	2011
Assets		
Non-Current Assets		
Intangible assets	3	1,943,381
Equity and Liabilities		
Equity		
Stated capital	6	1,000
Accumulated loss		(458,816)
		(457,816)
Liabilities		
Current Liabilities		
Loans from group companies	4	2,401,197
Total Equity and Liabilities		**1,943,381**

6

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Statement of Comprehensive Income

Figures in Pula	Note(s)	2011
Operating expenses		(458,816)
Operating loss	8	**(458,816)**
Loss for the year		**(458,816)**
Other comprehensive income		-
Total comprehensive loss		**(458,816)**

7

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Statement of Changes in Equity

Figures in Pula	Stated capital	Accumulated loss	Total equity
Balance at 01 July 2010	**-**	**-**	**-**
Changes in equity			
Total comprehensive loss for the year	-	(458,816)	(458,816)
Issue of shares	1,000	-	1,000
Total changes	1,000	(458,816)	(457,816)
Balance at 30 June 2011	**1,000**	**(458,816)**	**(457,816)**
Note(s)	6		

8

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Statement of Cash Flows

Figures in Pula	Note(s)	2011
Cash flows from operating activities		
Cash used in operations	9	(458,816)
Cash flows from investing activities		
Purchase of other intangible assets	3	(1,943,381)
Proceeds from loans from group companies		2,401,197
Net cash from investing activities		**457,816**
Cash flows from financing activities		
Proceeds on share issue	6	1,000

9

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Accounting Policies

1. Presentation of Annual Financial Statements

The annual financial statements have been prepared in accordance with International Financial Reporting Standards, and the Companies Act (Cap 42:01). The annual financial statements have been prepared on the historical cost basis, and incorporate the principal accounting policies set out below. They are presented in Botswana Pulas.

1.1 Significant judgements and sources of estimation uncertainty

In preparing the annual financial statements, management is required to make estimates and assumptions that affect the amounts represented in the annual financial statements and related disclosures. Use of available information and the application of judgement is inherent in the formation of estimates. Actual results in the future could differ from these estimates which may be material to the annual financial statements. Significant judgements include:

Impairment testing

The recoverable amounts of cash-generating units and individual assets have been determined based on the higher of value-in-use calculations and fair values less costs to sell. These calculations require the use of estimates and assumptions. It is reasonably possible that the useful life assumption may change which may then impact our estimations and may then require a material adjustment to the carrying value of intangible assets.

The company reviews and tests the carrying value of assets when events or changes in circumstances suggest that the carrying amount may not be recoverable. Assets are grouped at the lowest level for which identifiable cash flows are largely independent of cash flows of other assets and liabilities. If there are indications that impairment may have occurred, estimates are prepared of expected future cash flows for each group of assets. Expected future cash flows used to determine the value in use of intangible assets are inherently uncertain and could materially change over time. They are significantly affected by a number of factors including production estimates, supply and demand, together with economic factors such as exchange rates, inflation and interest.

Taxation

Judgement is required in determining the provision for income taxes due to the complexity of legislation. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The company recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

The company recognises the net future tax benefit related to deferred income tax assets to the extent that it is probable that the deductible temporary differences will reverse in the foreseeable future. Assessing the recoverability of deferred income tax assets requires the company to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecast cash flows from operations and the application of existing tax laws. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the company to realise the net deferred tax assets recorded at the end of the reporting period could be impacted.

1.2 Intangible assets

An exploration and evaluation expenditure incurred is accumulated in respect of each identifiable area of interest. These costs are only carried forward to the extent that they are expected to be recouped through successful development of the area or where activities in the area have not yet reached a stage that permits reasonable assessment of the existence of economically recoverable reserves.

.

Accumulated costs in relation to an abandoned area are written off in full against profit in the year in which the decision to abandon the area is made.

When production commences, the accumulated costs for the relevant area of interest are amortised over the life of the area according to the rate of depletion of the economically recoverable reserves.

A regular review is undertaken of each area of interest to determine the appropriateness of continuing to carry forward costs in relation to that area of interest.

10

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Accounting Policies

1.3 Financial instruments

Classification

The company classifies financial assets and financial liabilities into the following categories:

- Financial liabilities measured at amortised cost

Classification depends on the purpose for which the financial instruments were obtained / incurred and takes place at initial recognition.

Initial recognition and measurement

Financial instruments are recognised initially when the company becomes a party to the contractual provisions of the instruments.

The company classifies financial instruments, or their component parts, on initial recognition as a financial asset, a financial liability or an equity instrument in accordance with the substance of the contractual arrangement.

Subsequent measurement

Financial liabilities at amortised cost are subsequently measured at amortised cost, using the effective interest method.

Loans to (from) group companies

These include loans to and from holding companies, fellow subsidiaries, subsidiaries, joint ventures and associates and are recognised initially at fair value plus direct transaction costs.

Loans to group companies are classified as loans and receivables.

Loans from group companies are classified as financial liabilities measured at amortised cost.

1.4 Tax

Current tax assets and liabilities

Current tax for current and prior periods is, to the extent unpaid, recognised as a liability. If the amount already paid in respect of current and prior periods exceeds the amount due for those periods, the excess is recognised as an asset.

Current tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the tax authorities, using the tax rates (and tax laws) that have been enacted by the end of the reporting period.

Deferred tax assets and liabilities

A deferred tax liability is recognised for all taxable temporary differences.

A deferred tax asset is recognised for all deductible temporary differences.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted by the end of the reporting period.

Tax expenses

Current tax and deferred taxes are charged or credited to other comprehensive income if the tax relates to items that are credited or charged, in the same or a different period, to other comprehensive income.

Current tax and deferred taxes are charged or credited directly to equity if the tax relates to items that are credited or charged, in the same or a different period, directly in equity.

11

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Accounting Policies

1.5 Impairment of assets

The company assesses at each end of the reporting period whether there is any indication that an asset may be impaired. If any such indication exists, the company estimates the recoverable amount of the asset.

If there is any indication that an asset may be impaired, the recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the recoverable amount of the cash-generating unit to which the asset belongs is determined.

If an impairment loss subsequently reverses, the carrying amount of the asset (or group of related assets) is increased to the revised estimate of its recoverable amount (selling price less costs to complete and sell), but not in excess of the amount that would have been determined had no impairment loss been recognised for the asset (or group of assets) in prior year. A reversal of impairment is recognised immediately in profit and loss.

1.6 Share capital and equity

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities.

1.7 Translation of foreign currencies

Foreign currency transactions

A foreign currency transaction is recorded, on initial recognition in Pulas, by applying to the foreign currency amount the spot exchange rate between the functional currency and the foreign currency at the date of the transaction.

At the end of the reporting period:
- foreign currency monetary items are translated using the closing rate;
- non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction; and
- non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period are recognised in profit or loss in the period in which they arise.

12

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Notes to the Annual Financial Statements

Figures in Pula **2011**

2. New Standards and Interpretations

At the date of approval of these annual financial statements, certain new accounting standards, amendments and interpretations to existing standards have been published but are not yet effective, and have not been adopted early by the entity.

Management anticipates that all of the pronouncements will be adopted in the entity's accounting policies for the first period beginning after the effective date of the pronouncement. Information on new standards, amendments and interpretations that are expected to be relevant to the entity's financial statements is provided below. Certain other new standards and interpretations have been issued but are not expected to have a material impact on the entity's financial statements.

2.1 Standards and interpretations not yet effective

The company has chosen not to early adopt the following standards and interpretations, which have been published and are mandatory for the company's accounting periods beginning on or after 01 July 2011 or later periods:

2.2 Standards and interpretations not yet effective or relevant

The following standards and interpretations have been published and are mandatory for the company's accounting periods beginning on or after 01 July 2011 or later periods but are not relevant to its operations:

Annual improvements 2010

The IASB has published Improvements to IFRSs ('2010 Improvements') which makes minor amendments to nine International Financial Reporting Standards (IFRSs) in May 2010. Most of these amendments become effective in annual periods beginning on or after 1 July 2010 or 1 January 2011. This publication completes the IASB's third round of annual mprovements. The 2010 Improvements reflect issues that were included in an exposure draft of proposed amendments to IFRSs published in August 2009. It also includes an amendment to IFRS 1 First-time Adoption of International Financial Reporting Standards.

The effective date of the interpretation is for years beginning on or after 01 July 2011.

The company does not envisage the adoption of the standard until such time as it becomes applicable to the company's operations.

It is unlikely that the amendment will have a material impact on the company's annual financial statements.

IFRS 9: Financial instruments.

This new standard was issued in November 2009. This standard is the first phase of improvements to existing IAS 39 and deals with classification and measurement of financial assets. The standard requires an entity to classify financial assets at either amortised cost or fair value on the basis of a) the entity's business model for managing the financial assets; and b) the contractual cash flow characteristics of the financial asset; unless it chooses to designate a financial asset at fair value through profit or loss. At initial recognition, IFRS 9 requires entities to measure a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, directly attributable transaction costs. After initial recognition, financial assets are either measured at fair value or amortised cost as described above.

The effective date of the standard is for years beginning on or after 01 January 2013.

The company does not envisage the adoption of the standard until such time as it becomes applicable to the company's operations.

The adoption of this standard is not expected to impact on the results of the company, but may result in more disclosure than is currently provided in the annual financial statements.

13

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Notes to the Annual Financial Statements

Figures in Pula	2011

3. Intangible assets

	2011		
	Cost	Accumulated amortisation	Carrying value
Exploration and evaluation assets	1,943,381	-	1,943,381

Reconciliation of intangible assets - 2011

	Opening carrying value	Additions	Closing carrying value
Exploration and evaluation assets	-	1,943,381	1,943,381

4. Loans to (from) group companies

Fellow subsidiaries

Coppergate Industries Limited The loan is interest free, unsecured and has no fixed repayment term.	(520,576)
Lorelai Investments Limited The loan is interest free, unsecured and has no fixed repayment term.	(1,690,322)
Bikwe Minerals Development (Proprietary) Limited The loan is interest free, unsecured and has no fixed repayment term.	(190,299)
	(2,401,197)

The carrying amounts of loans to (from) group companies approximates its fair value.

5. Deferred tax

Unrecognition of deferred tax asset

Deferred tax assets of BWP528 484 have not been recognised in respect of the assessed loss for the year then ended because it is not considered probable that future taxable profit will be available against which they can be realised.

6. Stated capital

Issued	
1000 Ordinary shares of no par value	1,000

7. Financial liabilities by category

The accounting policies for financial instruments have been applied to the line items below:

2011

	Financial liabilities at amortised cost	Total
Loans from group companies	2,401,197	2,401,197

14

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Notes to the Annual Financial Statements

Figures in Pula	2011

8. Operating profit

Operating loss for the year is stated after accounting for the following:

Consulting fees	240,040
Accounting fees	165,040
Travel and accommodation	43,736

9. Cash used in operations

Loss before taxation	(458,816)

10. Related parties

Relationships	
Holding company	Sono Resources Inc
Fellow subsidiaries	Coppergate Industries Limited
	Lorelai Investments Limited
	Bikwe Mineral Development (Proprietary) Limited

Related party balances

Loan accounts - Owing (to) by related parties	
Coppergate Industries Limited	(520,576)
Lorelai Investments Limited	(1,690,322)
Bikwe Mineral Development (Proprietary) Limited	(190,299)

Related party transactions

Exploration and evaluation paid to (received from) related parties	
Coppergate Industries Limited	322,760
Bikwe Mineral Development (Proprietary) Limited	30,299
Lorelai Investments Limited	448,959

Expenses reimbursement to related parties	
Coppergate Industries Limited	192,540
Lorelai Investments Limited	100,000
Bikwe Mineral Development (Proprietary) Limited	160,000

15

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Notes to the Annual Financial Statements

Figures in Pula	2011

11. Risk management

Capital risk management

The company's objectives when managing capital are to safeguard the company's ability to continue as a going concern in order to provide returns for shareholder and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

The capital structure of the company consists of debt, which includes the borrowings disclosed in note 4 and equity as disclosed in the statement of financial position.

There are no externally imposed capital requirements.

The gearing ratio at 2011 was as follows:

Total borrowings		
Loans to (from) group companies	4	2,401,197
Net debt		2,401,197
Total equity		(457,816)
Total capital		**1,943,381**
Gearing ratio		124 %

Financial risk management

The company’s activities expose it to liquidity risk.

The company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the company’s financial performance. Risk management is carried out by the board.

Liquidity risk

The company’s risk to liquidity is a result of the funds available to cover future commitments. The company manages liquidity risk through an ongoing review of future commitments and credit facilities.

Cash flow forecasts are prepared and adequate utilised borrowing facilities are monitored.

The table below analyses the company’s financial liabilities into relevant maturity groupings based on the remaining period at the statement of financial position to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within 12 months equal their carrying balances as the impact of discounting is not significant.

At 30 June 2011	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
Related party loans payables	2,401,197	-	-	-

12. Going concern

We draw attention to the fact that at 30 June 2011, the company had accumulated losses of P 458,816 and that the company's total liabilities exceed its assets by P 457,816.

The annual financial statements have been prepared on the basis of accounting policies applicable to a going concern. This basis presumes that funds will be available to finance future operations and that the realisation of assets and settlement of liabilities will occur in the ordinary course of business.

The ability of the company to continue as a going concern is dependent on a number of factors. The most significant of these is that the directors continue to procure funding for the ongoing operations for the company.

16

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Detailed Income Statement

Figures in Pula	Note(s)	2011
Expenses (Refer to page 18)		**(458,816)**
Loss for the year		**(458,816)**

17

The supplementary information presented does not form part of the annual financial statements and is unaudited

Bonnyridge (Proprietary) Limited
(Registration number CO2009/3483)
Annual Financial Statements for the year ended 30 June 2011

Detailed Income Statement

Figures in Pula	Note(s)	2011
Operating expenses		
Accounting fees		(165,040)
Consulting and professional fees		(240,040)
Telephone and fax		(10,000)
Travel - local		(43,736)
		(458,816)

18

The supplementary information presented does not form part of the annual financial statements and is unaudited

UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro-Forma Condensed Consolidated Financial Statements (pro-forma financial statements) have been derived from the historical financial statements of Sono Resources, Inc. ("Sono") and Bonnyridge (Pty) Ltd. ("Bonnyridge") which are incorporated by reference herein to this Current Report on Form 8-K/A or included elsewhere as exhibits to this Current Report on Form 8-K/A.

The Unaudited Pro-Forma Condensed Consolidated Statement of Operations (pro-forma statement of operations) for the year ended May 31, 2011 give effect to the acquisition of Bonnyridge by Sono (the "Acquisition") as if it were completed at the beginning of the period.

The historical consolidated financial information has been adjusted in the pro-forma financial statements to give effect to pro-forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of Sono and Bonnyridge.

The pro-forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the Acquisition.

The acquisition of Bonnyridge common stock by Sono has been accounted for in accordance with the acquisition method of accounting and the regulations of the SEC. The purchase price has been determined based on the fair value of the consideration given on the effective date of the related agreements. On March 14, 2011 Sono agreed to acquire 95% of the issued and outstanding shares of Bonnyridge in exchange for an initial cash payment of $200,000 (paid April 20, 2011); a further cash payment of $100,000 (paid July 29, 2011); and 6,500,000 common shares of Sono (issued August 2, 2011). On August 11, 2011, Sono agreed to acquire the remaining 5% of the issued and outstanding shares of Bonnyridge in exchange for a cash payment of $100,000 (paid September 7, 2011) and 1,000,000 additional common shares of Sono. The purchase price for the pro-forma financial statements is based on the closing price of Sono's common stock on the OTCBB on March 14, 2011, of $0.60 and on August 11, 2011, of $0.59.

Assumptions and estimates underlying the pro-forma adjustments are described in the accompanying notes to unaudited pro-forma condensed consolidated financial statements, which should be read in connection with the pro-forma financial statements.

The pro-forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro-forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

The pro-forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro-Forma Condensed Consolidated Financial Statements;

•

Sono's historical financial statements included in its' Annual Report on Form 10-K for the fiscal years ended May 31, 2011 and 2010, as filed with the SEC on September 13, 2011, which are incorporated by reference herein to this Current Report on Form 8-K/A;

•	Bonnyridge's audited historical financial statements included elsewhere as exhibits to this Current Report on Form 8-K/A for the year ended June 30, 2011, as filed with the SEC herewith;

•	the other information contained in or incorporated by reference herein to this Current Report on Form 8-K/A.

PROFORMA BALANCE SHEET SONO RESOURCES-BONNYRIDGE PTY FOR THE YEAR ENDED MAY 31, 2011	SONO RESOURCES	BONNYRIDGE PTY PULA	BONNYRIDGE PTY US$ CONVERT AT 0.152	ADJUSTMENTS	CONSOLIDATED
CASH	6,476				6,476
DUE FROM RELATED COMPANY	6,000				6,000
PREPAID EXPENSES	229				229
DEPOSIT ON MINERAL PROPERTY	200,000			- 200,000	-
TOTAL CURRENT ASSETS	212,705				12,705
MINERAL PROPERTY COSTS	-	1,943,382	295,394	4,338,850	4,634,244
TOTAL ASSETS	212,705	1,943,382	295,394	4,138,850	4,646,949
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES	594,476			-	594,476
TOTAL CURRENT LIABILITIES	594,476				594,476
DUE FROM RELATED PARTIES		2,309,198	350,998	- 350,998	0
SHAREHOLDERS' LOANS AND ACCRUED INTEREST	326,745				326,745
TOTAL LIABILITIES	921,221	2,309,198	350,998	- 350,998	921,221
STOCKHOLDERS' DEFICIT:					
CAPITAL STOCK	26,173	1,000	152	7,348	33,673
ADDITIONAL PAID IN CAPITAL	7,754,491			4,482,500	12,236,991
DEFICIT ACCUMULATED DURING THE EXPLORATION STAGE	- 8,489,180	- 366,816	- 55,756		- 8,544,936
TOTAL STOCKHOLDERS DEFICIT	- 708,516	- 365,816	- 55,604	4,489,848	3,725,728
TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	212,705	1,943,382	295,394	4,138,850	4,646,949

NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Basis of Presentation for Pro-Forma Financial Statements

The pro-forma consolidated statement of operations for the year ended May 31, 2011 give effect to the acquisition as if it were completed on June 1, 2010. The pro-forma consolidated balance sheet as of May 31, 2011 gives effect to the acquisition as if it were completed on May 31, 2011.

The pro-forma financial statements have been derived from the historical audited records of Sono as of May 31, 2011 and for the year then ended and the audited records of Bonnyridge as of June 30, 2011 and the year then ended that are either incorporated by reference herein or filed as an exhibit to this Current Report on Form 8-K/A. Assumptions and estimates underlying the pro-forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro-forma financial statements.

The Acquisition is reflected in the pro-forma financial statements as being accounted for based on the guidance provided by accounting standards for business combinations. Under the acquisition method, the total estimated purchase price is calculated as described in Note 2 to the unaudited pro-forma financial statements. In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value.

The pro-forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the Acquisition.

Note 2.	Purchase Price

Sono acquired all of the outstanding shares of Bonnyridge's common stock, as more fully described above, in exchange for shares of Sono's common stock and cash payments totaling $400,000. Fair value of the shares issued was determined based on the effective date of the related acquisition agreements (closing price of Sono common stock on March 14, 2011 - for the initial 6,500,000 common share tranche and August 11, 2011 - for the final 1,000,000 common share tranche). The purchase price for the Acquisition is as follows:

Number of shares of Sono to be issued: Tranche #1 effective July 25, 2011 Tranche #2 effective August 25, 2011	6,500,000 1,000,000
Closing price of Sono common stock on: March 14, 2011 August 11, 2011	$0.60 $0.59
Valuation of Sono common stock on: March 14, 2011 August 11, 2011 Common stock consideration	$3,900,000 $ 590,000 $4,490,000
Cash consideration Purchase Price	$ 400,000 $4,890,000

The purchase price was computed using the closing price of Sono's common stock on the effective dates of the related acquisition agreements (March 14, 2011 for first tranche of 6,500,000 common shares and August 11, 2011 for the final tranche of 1,000,000 common shares).

Note 3.	Pro-Forma Adjustments

The pro-forma adjustments included in the pro-forma financial statements are as follows:

Adjustments to Pro-Forma Financial Statements

(a)     Sono and Bonnyridge historical presentation -- Based on amounts reported in the consolidated balance sheets and statements of operations of Sono and Bonnyridge, certain financial line items included in Bonnyridge's historical presentation have been reclassified to corresponding line items included in Sono's historical presentation. These reclassifications have no material impact on the historical operating income, net income, earnings available to parent, total assets, liabilities or stockholders' equity reported by Sono or Bonnyridge.

Additionally, based on Sono's review of Bonnyridge's summary of significant accounting policies disclosed in Bonnyridge's financial statements and preliminary discussions with Bonnyridge management, the nature and amount of any adjustments to the historical financial statements of Bonnyridge to conform its accounting policies to those of Sono are not expected to be material.

The purchase price of $4,890,000 has been fully allocated to Mineral Properties.

Adjustments to Pro Forma Condensed Consolidated Statement of Operations

(b)     Shares outstanding -- Reflects the elimination of Bonnyridge's common stock offset by issuance of 7,500,000 common shares of Sono. The pro-forma weighted average number of basic shares outstanding is calculated by adding Sono's weighted average number of basic shares of common stock outstanding for the year ended May 31, 2011 to the number of Sono shares issued as a result of the Acquisition.

Sono common shares issued outstanding at May 31, 2011 prior to Acquisition Sono common shares issued to complete Acquisition	26,173,278 7,500,000
Total Sono common shares (Basic & Diluted) after Acquisition at May 31, 2011	33,673,278

Adjustments to Pro-Forma Condensed Consolidated Balance Sheet

(c)     Mineral Property Costs -- Reflects an increase to record Bonnyridge's mineral property cost to the estimated fair value.

(d)     Equity -- The pro-forma balance sheet reflects the elimination of Bonnyridge's historical equity balances and recognition of the new Sono common shares issued of 7,500,000.

(e)     Loans/Due to related parties -- In connection with the Acquisition, all Loan balances on the balance sheet of Bonnyridge at May 31, 2011 have been repaid in connection with the Acquisition. These loans were considered repaid by Sono when the initial $300,000 in cash was paid as consideration for the acquisition of 95% of Bonnyridge.